As filed with the Securities and Exchange Commission on April 17, 2015.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUN COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	38-2730780
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

27777 Franklin Road

Suite 200

Southfield, Michigan 48034

(248) 208-2500

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Gary A. Shiffman

Chief Executive Officer

27777 Franklin Road

Suite 200

Southfield, Michigan 48034

(248) 208-2500

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies of all correspondence to:

Jeffrey M. Weiss, Esq.

Jaffe, Raitt, Heuer & Weiss, P.C.

27777 Franklin Road

Suite 2500

Southfield, Michigan 48034

(248) 351-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Unit(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(4)
Common Stock, $0.01 par value per share(5)	5,776,422 shares(6)	$63.48	$366,687,269	$—
6.50% Series A-4 Cumulative Convertible Preferred Stock, $0.01 par value per share	6,330,551 shares	$28.21	$178,584,844	$—
Common Stock, $0.01 par value per share underlying the 6.50% Series A-4 Cumulative Convertible Preferred Stock, $0.01 par value per share(5)	2,813,578 shares(7)	—	—	$—
TOTAL:			$545,272,113	$—

(1)	This registration statement relates to the following securities to be offered for resale by the selling stockholders: (a) shares of common stock outstanding on the date hereof; (b) shares of common stock issuable upon the exchange of common OP Units issued by Sun Communities Operating Limited Partnership (the “Operating Partnership”); (c) shares of common stock issuable upon the exchange of Series A-4 Preferred Units issued by the Operating Partnership; (d) shares of 6.50% Series A-4 Cumulative Convertible Preferred Stock (“Series A-4 Preferred Shares”) outstanding on the date hereof; and (e) shares of common stock issuable upon conversion of Series A-4 Preferred Shares.
(2)	The registrant has previously registered 8,590,000 shares of its common stock, and 6,330,551 Series A-4 Preferred Shares offered by means of a prospectus supplement dated January 6, 2015 (the “Prior Prospectus Supplement”) and an accompanying prospectus dated May 10, 2012 and pursuant to Registration Statement on Form S-3 (Registration No. 333-181315) filed with the Securities and Exchange Commission (the “SEC”) on May 10, 2012 (the “Prior Registration Statement”). None of those shares of common stock or Series A-4 Preferred Shares have been sold.
(3)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based on the average of the high and low prices reported for our common stock on the New York Stock Exchange on April 16, 2015. With respect to the Series A-4 Preferred Shares, represents such average value of the common stock underlying the Series A-4 Preferred Shares multiplied by the liquidation preference of such shares ($25.00) divided by the initial conversion price of such shares ($56.25).
(4)	The filing fee of $61,183.82 that was paid in connection with the registrant’s filing of the Prior Registration Statement was calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price. Pursuant to Rule 415(a)(6) under the Securities Act, all of the securities offered hereby are unsold securities previously registered on the Prior Registration Statement, to which the entire previously paid filing fee relates, and the previously paid filing fee will continue to be applied to such unsold securities. The Prior Registration Statement terminated effective upon the filing of the Registration Statement on Form S-3 (Registration No. 333-203498) filed on April 17, 2015.
(5)	Includes rights to purchase our Junior Participating Preferred Stock. Because no separate consideration is paid for these rights, they are not considered in the calculation of the maximum aggregate offering price and the registration fee.
(6)	Includes (a) 4,888,870 shares of common stock outstanding on the date of this registration statement; (b) 501,130 shares of common stock issuable upon the exchange of common OP Units issued by the Operating Partnership; and (c) 386,422 shares of common stock issuable upon the exchange of Series A-4 Preferred Units issued by the Operating Partnership.
(7)	Represents the maximum number of shares of common stock that are issuable upon conversion of the Series A-4 Preferred Shares. Pursuant to Rule 457(i) under the Securities Act, there is no filing fee payable with respect to shares of common stock issuable upon conversion of the Series A-4 Preferred Shares because no additional consideration will be received in connection with the exercise of the conversion right.

PROSPECTUS

8,590,000 Shares of Common Stock

and

6,330,551 Shares of 6.50% Series A-4 Cumulative Convertible Preferred Stock

This prospectus relates to the offer and sale from time to time by the selling stockholders named herein of up to (i) 6,330,551 shares of our 6.50% Series A-4 Cumulative Convertible Preferred Stock, par value $0.01 per share, or Series A-4 Preferred Shares, in connection with our acquisition of 58 manufactured home communities described in this prospectus, or the Acquisition, and (ii) 8,590,000 shares of our common stock, par value $0.01 per share, consisting of (A) 4,738,870 shares issued in the Acquisition, (B) up to 2,813,578 shares initially issuable upon conversion of the Series A-4 Preferred Shares issued in the Acquisition, (C) up to 501,130 shares initially issuable upon exchange of common OP Units issued by our operating partnership in the Acquisition, (D) up to 297,533 shares initially issuable upon exchange of Series A-4 Preferred Units issued by our operating partnership in the Acquisition, (E) 150,000 shares subscribed for and sold to one of the selling parties to the Acquisition, and (F) up to 88,889 shares initially issuable upon exchange of Series A-4 Preferred Units subscribed for and sold to one of the selling parties to the Acquisition. We refer to the shares of common stock and the Series A-4 Preferred Shares being offered for resale hereunder as the Registered Shares.

We have registered the offering and resale of the Registered Shares to allow the selling stockholders to sell any or all of their Registered Shares using any of the methods described in “Plan of Distribution” beginning on page 57 of this prospectus. The registration of the Registered Shares does not necessarily mean that any of the Registered Shares will be sold by the selling stockholders under this prospectus or otherwise.

We will not receive proceeds from the sale of the Registered Shares by the selling stockholders.

Distributions on the Series A-4 Preferred Shares are payable on a cumulative basis quarterly in arrears on or about the last day of March, June, September and December of each year. The distribution rate is 6.50% per annum of the $25.00 liquidation preference, which is equivalent to $1.625 per annum per Series A-4 Preferred Share.

The Series A-4 Preferred Shares rank, with respect to distribution rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up, junior to the 3,400,000 shares outstanding of our 7.125% Series A Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, and senior to our common stock.

If a Fundamental Change (as defined in this prospectus) occurs, then at any time after November 26, 2019, we or the holders of the Series A-4 Preferred Shares may cause the Series A-4 Preferred Shares to be redeemed for cash at a redemption price equal to the sum of the greater of (i) the amount that the Series A-4 Preferred Shares would have received in the Fundamental Change if they had been converted into shares of our common stock or (y) $25.00 per share, plus (ii) any accrued and unpaid distributions thereon to, but not including, the redemption date. If we or a holder exercise the redemption rights relating to the Series A-4 Preferred Shares, the holders of those Series A-4 Preferred Shares will not have the conversion right described below. The Series A-4 Preferred Shares have no maturity date and will remain outstanding indefinitely unless redeemed or converted into shares of our common stock, $0.01 par value per share.

Each holder of Series A-4 Preferred Shares will have the right (unless a notice of redemption has been delivered previously) to convert some or all of the Series A-4 Preferred Shares held by such holder into that number of shares of our common stock obtained by dividing $25.00 by a conversion price equal to $56.25, as the conversion price may be adjusted as described in this prospectus. If, at any time after November 26, 2019, the volume weighted average of the daily volume weighted average price of a share of our common stock on the New York Stock Exchange, or NYSE, equals or exceeds 115.5% of the then prevailing conversion price for at least 20 trading days in a period of 30 consecutive trading days, then we may convert each outstanding Series A-4 Preferred Share into that number of shares of common stock equal to the quotient obtained by dividing $25.00 by the then prevailing conversion price.

Our common stock is listed on the NYSE, under the symbol “SUI.” The last reported sale price of our common stock on the NYSE on April 16, 2015 was $63.54 per share. There is currently no public market for the Series A-4 Preferred Shares and as of the date of this prospectus the Series A-4 Preferred Shares are not listed on the NYSE or any other securities exchange or quotation system.

Investing in the Registered Shares involves risk. Before buying any Registered Shares you should carefully read the discussion of material risks of investing in the Registered Shares in “Risk Factors” beginning on page 9 of this prospectus and page 10 of our Annual Report on Form 10-K for the year ended December 31, 2014. The Series A-4 Preferred Shares have not been rated and are subject to the risks associated with non-rated securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

To assist us in complying with certain federal income tax requirements applicable to real estate investment trusts, our charter contains certain restrictions relating to the ownership and transfer of our stock, including an ownership limit of 9.8%, in number of shares or value, of the issued and outstanding shares of our capital stock. See “Description of Series A-4 Preferred Shares – Restrictions on Ownership and Transfer” on page 29 of this prospectus and “Certain Provisions of Maryland Law and Our Charter and Bylaws – Restrictions on Ownership and Transfer of our Stock” on page 36 of this prospectus.

The date of this prospectus is April 17, 2015.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act. This prospectus describes the specific terms of this offering of our 6.50% Series A-4 Cumulative Convertible Preferred Stock, par value $0.01 per share, or Series A-4 Preferred Shares, and shares of our common stock, par value $0.01 per share. We refer to the shares of common stock and the Series A-4 Preferred Shares being offered for resale hereunder as the Registered Shares. Under this process, the selling stockholders from time to time may sell the Registered Shares in one or more offerings. This prospectus provides you with a general description of the securities the selling stockholders may offer.

This prospectus includes important information about us and our common and preferred stock, and other information of which you should be aware before investing in the Registered Shares, but it does not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3 of which this prospectus is a part, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

You should read this prospectus and the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” before you make a decision to invest in the Registered Shares. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus and any free writing prospectus prepared by or on behalf of us or the selling stockholders. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. No offer of these securities is being made under any circumstance or in any jurisdiction where the offer is not permitted or unlawful. You should assume that the information contained in this prospectus and any free writing prospectus prepared by or on behalf of us or the selling stockholders is accurate only as of their respective dates, and that any information in documents that are incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus and the information incorporated herein and therein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus are the property of their respective owners.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “Sun,” “we,” “us,” “our” or similar references mean Sun Communities, Inc., a Maryland corporation, and its direct and indirect subsidiaries, including Sun Communities Operating Limited Partnership, a Michigan limited partnership, or the Operating Partnership, and Sun Home Services, Inc., a Michigan corporation, or SHS.

SUMMARY

This summary highlights certain information about us, the Registered Shares and information appearing elsewhere in this prospectus and in the documents we incorporate by reference. This summary is not intended to be a complete description of the matters covered in this prospectus and the documents incorporated by reference, and does not contain all of the information that you should consider before investing in our securities. When making an investment decision, to fully understand this offering and its consequences to you, you should read and consider this entire prospectus carefully, including the information referred to under the heading “Risk Factors” in this prospectus beginning on page 9 and in our Annual Report on Form 10-K for the year ended December 31, 2014 beginning on page 10, and the financial statements and other information incorporated by reference in this prospectus. You should also read and consider the information in the documents to which we have referred you in “Where You Can Find More Information” on page 60 of this prospectus.

Company Overview

We are a self-administered and self-managed real estate investment trust, or REIT. We own, operate, and develop manufactured housing, or MH, and recreational vehicle, or RV, communities concentrated in the midwestern, southern and southeastern United States. We are a fully-integrated real estate company which, together with our affiliates and predecessors, has been in the business of acquiring, operating, developing and expanding MH and RV communities since 1975. As of March 31, 2015, we owned and operated a portfolio of 243 properties, which we refer to as Properties, located in 29 states, including 209 MH communities, 25 RV communities, and nine Properties containing both MH and RV sites. As of March 31, 2015, the Properties contained an aggregate of 89,320 developed sites comprised of 71,106 developed manufactured home sites, 9,409 annual RV sites (inclusive of both annual and seasonal usage rights), 8,805 transient RV sites, and approximately 7,200 additional manufactured home sites suitable for development. We lease individual parcels of land, or sites, with utility access for placement of manufactured homes and RVs to our customers. The Properties are designed to offer affordable housing to individuals and families, while also providing certain amenities.

We are engaged through SHS, a taxable REIT subsidiary, in the marketing, selling, and leasing of new and pre-owned homes to current and future residents in our communities. The operations of SHS support and enhance our occupancy levels, property performance and cash flows.

Structured as an umbrella partnership REIT, or UPREIT, the Operating Partnership is the entity through which we conduct substantially all of our operations, and which owns, either directly or indirectly through SHS and other subsidiaries, all of our assets. This UPREIT structure enables us to comply with certain complex requirements under the U.S. federal tax rules and regulations applicable to REITs, and to acquire MH communities in transactions that defer some or all of the sellers’ tax consequences. We are the sole general partner of, and, as of March 31, 2015, held approximately 95.5% of the interests (not including preferred limited partnership interests) in, the Operating Partnership. The interests in the Operating Partnership held by the partners are referred to herein as OP Units.

We were incorporated in Maryland on July 23, 1993 and completed the initial public offering of our common stock on December 9, 1993. Our executive and principal property management office is located at 27777 Franklin Road, Suite 200, Southfield, Michigan 48034 and our telephone number is (248) 208-2500. We have regional property management offices located in Austin, Texas; San Antonio, Texas; Dayton, Ohio; Grand Rapids, Michigan; Elkhart, Indiana; Indianapolis, Indiana; Traverse City, Michigan; Charlotte, North Carolina; Denver, Colorado; Ft. Myers, Florida; and Orlando, Florida; and we employed an aggregate of 1,861 full and part time employees (including seasonal employees) as of March 31, 2015.

Our website address is www.suncommunities.com, which contains information concerning us and our subsidiaries. Information included or referred to on, or otherwise accessible through, our website is not incorporated by reference or otherwise a part of this prospectus supplement.

Recent Developments

Under an Omnibus Agreement dated July 30, 2014 with Green Courte Real Estate Partners, LLC, GCP REIT II, GCP REIT III, American Land Lease, Inc. and Asset Investors Operating Partnership, L.P., which we collectively refer to as the Green Courte Entities, we acquired 58 manufactured home communities, or the Projects, from the Green Courte Entities. The manufactured home communities included in the Acquisition comprise over 19,000 home sites in eleven states, including nearly 11,000 home sites located in Florida. In connection with these transactions, we also acquired the contractual right of one of the Green Court Entities to acquire an additional manufactured home community pursuant to a binding purchase agreement. The Acquisition occurred in a series of closings between November 26, 2014 and January 6, 2015.

We acquired the Projects, as well as tangible personal property, intellectual property, new and used manufactured homes owned by certain Green Courte Entities or their affiliates, manufactured home loans made to residents of the Projects held by the Green Courte Entities or their affiliates (together with associated collateral and liens) and other related assets, for an aggregate purchase price of approximately $1.33 billion, including the assumption of approximately $553.9 million of debt. As consideration for the Acquisition, we (i) paid approximately $340.2 million in cash, (ii) issued 4,738,870 shares of our common stock and 501,130 common OP Units in the Operating Partnership (at an issuance price of $50.00 per share or unit, as applicable), and (iii) issued 6,330,551 Series A-4 Preferred Shares, and 669,449 Series A-4 Preferred Units in the Operating Partnership, (at an issuance price of $25.00 per share or unit, as applicable) to the Green Courte Entities. The Series A-4 Preferred Units have economic and other rights and preferences substantially similar to those of the Series A-4 Preferred Shares.

In addition, in connection with the Acquisition, under a separate subscription agreement, on January 6, 2015, we issued and sold to Green Courte Real Estate Partners III, LLC, 150,000 shares of common stock, at a purchase price of $50.00 per share and 200,000 Series A-4 Preferred Units, at a purchase price of $25.00 per unit. We refer to this sale as the PIPE Transaction and the securities sold in the PIPE Transaction as the PIPE Securities.

In connection with the Acquisition, on January 6, 2015, Randall K. Rowe, Chairman and Founder, and James R. Goldman, Vice Chairman and Chief Investment Officer, of the Green Courte Entities were appointed to serve on our board of directors. Also on January 6, 2015, Ronald A. Klein was appointed to serve on our board of directors.

All securities issued in connection with the Acquisition and all PIPE Securities issued in connection with the PIPE Transaction (together with all shares of our common stock issuable upon the exchange or conversion of Series A-4 Preferred Shares, common OP Units or Series A-4 Preferred Units issued in connection with the Acquisition or the PIPE Transaction, as applicable) are subject to a six-month lock-up period from their date of issuance, commencing on the date of their respective issuances, except that the securities as to which Mr. Rowe or Mr. Goldman has a direct or indirect pecuniary interest are subject to a 12-month lock-up period from their date of issuance.

THE OFFERING

The summary below describes the principal terms of this offering and is not intended to be complete. It does not contain all of the information that will be important to a purchaser of the Registered Shares. For a more complete description of the terms of the Series A-4 Preferred Shares, see “Description of the Series A-4 Preferred Shares” and “Certain Provisions of Maryland Law and Our Charter and Bylaws” in this prospectus. For a description of our common stock, see “Description of Common Stock” in this prospectus.

Overview

Securities offered	Registered Shares, consisting of:

(i) 6,330,551 Series A-4 Preferred Shares issued in the Acquisition, and

(ii) 8,590,000 shares of common stock, consisting of

•	4,738,870 shares issued in the Acquisition,

•	up to 2,813,578 shares initially issuable upon conversion of the Series A-4 Preferred Shares issued in the Acquisition,

•	up to 501,130 shares initially issuable upon exchange of common OP Units issued in the Acquisition,

•	up to 297,533 shares initially issuable upon exchange of Series A-4 Preferred Units issued in the Acquisition,

•	150,000 shares issued in the PIPE Transaction, and

•	up to 88,889 shares initially issuable upon exchange of Series A-4 Preferred Units issued in the PIPE Transaction.

Use of Proceeds	We will not receive any of the proceeds from the sale of the Registered Shares being offered for resale by the selling stockholders.

Restrictions on ownership and transfer	Our charter contains restrictions on ownership and transfer of shares of our common stock and the Series A-4 Preferred Shares intended to assist us in maintaining our qualification as a REIT for U.S. federal income tax purposes. For example, without the approval of our board of directors, our charter restricts any person from owning, or being deemed to own by virtue of the attribution provisions of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, more than 9.8%, in number of shares or value, of the issued and outstanding shares of our capital stock. In addition, the articles supplementary establishing the Series A-4 Preferred Shares provide that, notwithstanding any other provision of the Series A-4 Preferred Shares, no holder of shares of Series A-4 Preferred Shares will be entitled to convert such shares into shares of our common stock to the extent that receipt of such shares of common stock would cause the holder or any other person to exceed the ownership limitations contained in our charter. See “Description of the Series A-4 Preferred Shares – Restrictions on Ownership and Transfer,” “Description of Common Stock – Restrictions on Ownership” and “Certain Provisions of Maryland Law and Our Charter and Bylaws – Restrictions on Ownership and Transfer of our Stock” for more information about these restrictions.

Risk factors	You should carefully read the information contained under the caption “Risk Factors” in this prospectus, our Annual Report on Form 10-K for the year ended December 31, 2014 and our other filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in this prospectus before deciding to invest in the Registered Shares.

Plan of Distribution	The Registered Shares may be sold by the selling stockholders pursuant to this prospectus in the manner described under “Plan of Distribution.”

Common Stock Trading and Symbol	Our common stock is listed on the NYSE, under the symbol “SUI.”

Tax Consequences	The U.S. federal income tax consequences of purchasing, owning and disposing of the Registered Shares are summarized in “Material U.S. Federal Income Tax Considerations” on page 37 of this prospectus.

The Series A-4 Preferred Shares

Distributions	Holders of the Series A-4 Preferred Shares are entitled to receive cumulative cash distributions on the Series A-4 Preferred Shares from the date of issuance at a rate of 6.50% per year of the $25.00 liquidation preference per share (equivalent to $1.625 per share per year). Upon the occurrence of a Fundamental Change (as defined under “Description of the Series A-4 Preferred Shares – Redemption” below), from and after such Fundamental Change the distribution rate on the Series A-4 Preferred Shares will be increased to an annual rate equal to the greater of (i) 10.00%, and (ii) 8.00% above the then-published (in the Wall Street Journal) U.S. Treasury maturing on the date closest to the five year anniversary of the date the Fundamental Change occurs. Distributions on the Series A-4 Preferred Shares are payable quarterly in arrears on the last day of March, June, September and December of each year, or if not a business day, the next succeeding business day. See “Description of the Series A-4 Preferred Shares – Distributions.”

No Maturity	The Series A-4 Preferred Shares have no maturity date. Accordingly, the Series A-4 Preferred Shares will remain outstanding indefinitely unless redeemed or converted into shares of our common stock.

Redemption	If a Fundamental Change (as defined in this prospectus) occurs, then at any time after November 26, 2019, we or the holders of the Series A-4 Preferred Shares may cause the Series A-4 Preferred Shares to be redeemed for cash at a redemption price equal to the sum of the greater of (i) the amount that the Series A-4 Preferred Shares would have received in the Fundamental Change if they had been converted into shares of our common stock or (y) $25.00 per share, plus (ii) any accrued and unpaid distributions thereon to, but not including, the redemption date. If we or a holder exercise the redemption rights relating to the Series A-4 Preferred Shares, the holders of those Series A-4 Preferred Shares will not have the conversion right described below. See “Description of the Series A-4 Preferred Shares – Redemption.”

Optional Conversion	Subject to certain limitations, upon written notice to us, each holder of shares of Series A-4 Preferred Shares at its option may convert any or all of the Series A-4 Preferred Shares held by such holder for that number of shares of our common stock equal to the quotient obtained by dividing $25.00 by the then-applicable conversion price, or the Conversion Price. The initial Conversion Price is $56.25, so initially each Series A-4 Preferred Share is convertible into approximately 0.4444 shares of common stock. The Conversion Price is subject to adjustment.

At our option, instead of issuing the shares of common stock to the converting holder of Series A-4 Preferred Shares as described above, we may make a cash payment to the converting holder with respect to each Series A-4 Preferred Share the holder desires to convert equal to the fair market value of one share of our common stock.

See “Description of the Series A-4 Preferred Shares – Conversion Rights – Optional Conversion” and “Description of the Series A-4 Preferred Shares – Conversion Rights – Conversion Price Adjustments.”

Mandatory Conversion	If, at any time after November 26, 2019, the volume weighted average of the daily volume weighted average price of a share of our common stock on the NYSE equals or exceeds 115.5% of the then prevailing Conversion Price for at least 20 trading days in a period of 30 consecutive trading days, then, within 10 days thereafter, upon written notice to the holders thereof, we may convert each outstanding Series A-4 Preferred Share into that number of shares of common stock equal to the quotient obtained by dividing $25.00 by the Conversion Price. See “Description of the Series A-4 Preferred Shares – Conversion Rights – Mandatory Conversion” and “Description of the Series A-4 Preferred Shares – Conversion Rights – Conversion Price Adjustments.”

Liquidation Preference	Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, the record holders of the Series A-4 Preferred Shares will be entitled to be paid out of our assets legally available for distribution to our stockholders, after payment of or provision for our debts and other liabilities, a liquidation preference of $25.00 per Series A-4 Preferred Share, plus an amount equal to any accrued and unpaid distributions (whether or not authorized or declared) to the date of payment to such holders, before any distribution or payment may be made to holders of shares of our common stock or any other class or series of shares ranking junior to the Series A-4 Preferred Shares as to liquidation rights, but after any distributions or payments are made to holders of our 7.125% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share, or the 7.125% Series A Preferred Stock, and any other class or series of stock we may authorize and designate in the future that rank senior to the Series A-4 Preferred Shares with respect to such liquidating distributions.

See “Description of the Series A-4 Preferred Shares – Liquidation Preference.”

Ranking	The Series A-4 Preferred Shares rank, with respect to distribution rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up:

•	junior to all of our existing and future debt obligations, including convertible or exchangeable debt securities;

•	senior to shares of our common stock, to our Junior Participating Preferred Stock, $0.01 par value per share, and to any other of our equity securities that by their terms rank junior to the Series A-4 Preferred Shares;

•	on a parity with any other class or series of shares of our preferred stock or other equity securities that we may later authorize or issue in the future and that by their terms are on a parity with the Series A-4 Preferred Shares (which we may only authorize with the affirmative vote of the holders of a majority of the Series A-4 Preferred Shares); and

•	junior to our 7.125% Series A Preferred Stock and any equity securities that we may later authorize and that by their terms rank senior to the Series A-4 Preferred Shares (which we may only authorize with the affirmative vote of the holders of a majority of the Series A-4 Preferred Shares).

See “Description of the Series A-4 Preferred Shares – Ranking.”

Voting Rights	Holders of Series A-4 Preferred Shares generally have no voting rights.

However, if a Preferred Distribution Default (as defined in this prospectus) occurs, the holders of the Series A-4 Preferred Shares, voting together as a single class with the holders of any other class or series of our preferred stock which have similar voting rights and rank on parity with the Series A-4 Preferred Shares, will be entitled to vote for the election of two additional directors to serve on our board of directors until the Preferred Distribution Default is cured. The holders of the Series A-4 Preferred Shares and the holders of any other class or series of our preferred stock with applicable voting rights must vote for such persons as are selected by a plurality of the votes cast at a separate meeting of the holders of the Series A-4 Preferred Shares, any such other class or series of our preferred stock, the Series A-4 Preferred Units issued by the Operating Partnership and any other OP units issued by the Operating Partnership that are on a parity with the Series A-4 Preferred Units.

In addition, the affirmative vote of the holders of a majority of the Series A-4 Preferred Shares is required for us to: (a) amend, alter, supplement or repeal any of the provisions of our charter (including the articles supplementary establishing the Series A-4 Preferred Shares) in a manner that adversely affects the powers, rights, privileges or preferences of the Series A-4 Preferred Shares or the holders of the Series A-4 Preferred Shares; or (b) authorize, create or issue any additional shares of capital stock, or reclassify any existing shares of capital stock into shares, ranking senior to or on parity with the Series A-4 Preferred Shares as to distributions and upon our voluntary or involuntary liquidation, dissolution or winding up, except that we may authorize, create and issue: (i) senior shares of capital stock in connection with a subsequent public offering of preferred stock by us, and (ii) any class or series of capital stock expressly designated to rank on parity with the Series A-4 Preferred Shares with respect to distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution of Sun, so long as at the time of the issuance the leverage ratio (as defined in our primary credit facility agreement from time to time) is less than 68.50% (or such other percentage as set forth in the credit facility agreement in which the leverage ratio is defined) and full cumulative distributions on the Series A-4 Preferred Shares for all past distribution periods ending on or prior to such date have been or contemporaneously are declared and paid in cash or declared and contemporaneously a sum sufficient to pay them in full in cash is set apart for payment.

See “Description of the Series A-4 Preferred Shares – Voting Rights.”

Form	The Series A-4 Preferred Shares sold pursuant to this prospectus will be issued and maintained initially in book-entry form registered in the name of the holder thereof. As of the date of this prospectus, the Series A-4 Preferred Shares are not eligible for deposit with the Depository Trust Company, or DTC, and therefore may not be traded and serviced through DTC’s electronic book-entry system.

Listing	As of the date of this prospectus, the Series A-4 Preferred Shares are not listed on the NYSE or any other securities exchange or quotation system.

RISK FACTORS

Investment in the Registered Shares pursuant to this prospectus involves risks. In addition to the information presented in this prospectus and the risk factors in our most recent Annual Report on Form 10-K and our other filings under the Exchange Act that are incorporated by reference in this prospectus, you should consider carefully the following risk factors before deciding to purchase the Registered Shares. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occur, our business, financial condition and results of operations may suffer. In that event, the trading price of our common stock or the Series A-4 Preferred Shares could decline, and you may lose all or part of your investment in our common stock.

Risks Relating to our Common Stock and the Series A-4 Preferred Shares

Future sales and/or issuances of our common stock or preferred stock, Series A-4 Preferred Shares or other securities may cause the market price of our common stock or the Series A-4 Preferred Shares to decline.

The sale and/or issuance of substantial amounts of our common stock or Series A-4 Preferred Shares whether directly by us or in the secondary market, the perception that such sales could occur or the availability of future issuances of shares of our common stock, preferred stock, OP Units or other securities convertible into or exchangeable or exercisable for our common stock or preferred stock, could materially and adversely affect the market price of our common stock or the Series A-4 Preferred Shares and our ability to raise capital through future offerings of equity or equity-related securities. In addition, we may issue capital stock that is senior to our common stock or the Series A-4 Preferred Shares in the future for a number of reasons, including to finance our operations and business strategy, to adjust our ratio of debt to equity or for other reasons.

Our business operations may not generate the cash needed to make distributions on our capital stock or to service our indebtedness, and we may adjust our common stock distribution policy.

Our ability to make distributions on our common stock and the Series A-4 Preferred Shares and payments on our indebtedness and to fund planned capital expenditures will depend on our ability to generate cash in the future. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to make distributions on our common stock or Series A-4 Preferred Shares, to pay our indebtedness or to fund our other liquidity needs.

The decision to declare and pay distributions on shares of our common stock in the future, as well as the timing, amount and composition of any such future distributions, will be at the sole discretion of our board of directors in light of conditions then existing, including our earnings, financial condition, capital requirements, debt maturities, the availability of debt and equity capital, applicable REIT and legal restrictions and general overall economic conditions and other factors. Any change in our common stock distribution policy could have a material adverse effect on the market price of our common stock.

The market price of our common stock and the value of the Series A-4 Preferred Shares could be volatile and could decline, resulting in a substantial or complete loss on your investment.

The stock markets, including the NYSE, on which we list our common stock, have experienced significant price and volume fluctuations. As a result, the market price of the common stock or the Series A-4 Preferred Shares could be similarly volatile, and investors in our common stock and the Series A-4 Preferred Shares may experience a decrease in the value of their shares, including decreases unrelated to our operating performance or prospects. The price of our common stock or Series A-4 Preferred Shares could be subject to wide fluctuations in response to a number of factors, including:

•	the trading price of our common stock, which may affect the value of the Series A-4 Preferred Shares;

•	issuances of other equity securities in the future, including series or classes of preferred stock;

•	our operating performance and the performance of other similar companies;

•	our ability to maintain compliance with covenants contained in our debt facilities;

•	actual or anticipated variations in our operating results, funds from operations, cash flows or liquidity;

•	changes in expectations of future financial performance or changes in our earnings estimates or those of analysts;

•	changes in our distribution policy;

•	the market for similar securities;

•	publication of research reports about us or the real estate industry generally;

•	increases in market interest rates that lead purchasers of our common stock to demand a higher dividend yield or that may negatively affect the market for the Series A-4 Preferred Shares;

•	changes in market valuations of similar companies;

•	adverse market reaction to the amount of our debt outstanding at any time, the amount of our debt maturing in the near- and medium-term and our ability to refinance our debt, or our plans to incur additional debt in the future;

•	additions or departures of key management personnel;

•	speculation in the press or investment community;

•	actions by institutional stockholders;

•	if, and to the extent the Series A-4 Preferred Shares are rated after the date of this prospectus, changes in the credit ratings;

•	equity issuances by us, or share resales by our stockholders, or the perception that such issuances or resales may occur;

•	the realization of any of the other risk factors included or incorporated by reference in this prospectus; and

•	general market, economic and political conditions.

Many of the factors listed above are beyond our control. Those factors may cause the market price of our common stock or the Series A-4 Preferred Shares to decline significantly, regardless of our financial condition, results of operations and prospects. It is impossible to provide any assurance that the market price of our common stock or the Series A-4 Preferred Shares will not fall in the future, and it may be difficult for holders to resell shares of our common stock or the Series A-4 Preferred Shares at prices they find attractive, or at all. In the past, securities class action litigation has often been instituted against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert our management’s attention and resources.

The redemption and conversion features of the Series A-4 Preferred Shares may make it more difficult for a party to take over Sun or discourage a party from taking over Sun.

If a Fundamental Change (which includes certain change of control transactions) occurs, then at any time after November 26, 2019, each holder of Series A-4 Preferred Shares may require us to redeem such holder’s Series A-4 Preferred Shares for cash. See “Description of the Series A-4 Preferred Shares – Redemption.” Holders of Series A-4 Preferred Shares also have the right to convert those shares to shares of common stock. See “Description of the Series A-4 Preferred Shares – Conversion Rights.” These features may have the effect of inhibiting a third party from making an acquisition proposal for Sun or of delaying, deferring or preventing a change of control of Sun under circumstances that otherwise could provide the holders of our common stock and Series A-4 Preferred Shares with the opportunity to realize a premium over the then-current market price or that stockholders may otherwise believe is in their best interests.

Conversion of Series A-4 Preferred Shares will dilute the ownership interest of existing common stockholders.

The conversion of some or all of the Series A-4 Preferred Shares will dilute the ownership interests of existing common stockholders. Any sales in the public market of shares of our common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock.

Our ability to pay distributions is limited by the requirements of Maryland law.

Our ability to pay distributions on shares of our common stock and the Series A-4 Preferred Shares is limited by the laws of Maryland. Under Maryland law, a Maryland corporation generally may not make a distribution if, after giving effect to the distribution, the corporation would not be able to pay its debts as they become due in the usual course of business, or the corporation’s total assets would be less than the sum of its total liabilities plus, unless the corporation’s charter provides otherwise, the amount that would be needed, if the corporation were dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution, provided, however, that a Maryland corporation may make a distribution from: (i) its net earnings for the fiscal year in which the distribution is made; (ii) its net earnings for the preceding fiscal year; or (iii) the sum of its net earnings for its preceding eight fiscal quarters even if, after such distribution, the corporation’s total assets would be less than its total liabilities. Accordingly, we generally may not make a distribution on shares of our common stock or the Series A-4 Preferred Shares if, after giving effect to the distribution, we would not be able to pay our debts as they become due in the usual course of business or, unless paid from one of the permitted sources of net earnings as described above, our total assets would be less than the sum of our total liabilities plus, unless the terms of such class or series of stock provide otherwise, the amount that would be needed to satisfy the preferential rights upon dissolution of the holders of shares of any class or series of stock then outstanding, if any, with preferential rights upon dissolution senior to those of the common stock or the Series A-4 Preferred Shares.

We may not be able to pay distributions upon events of default under our financing documents.

Some of our financing documents contain restrictions on distributions upon the occurrence of events of default thereunder. If such an event of default occurs, such as our failure to pay principal at maturity or interest when due for a specified period of time, we would be prohibited from making payments on our shares of capital stock, including our common stock and the Series A-4 Preferred Shares.

Certain provisions of Maryland law could inhibit changes in control, which may discourage third parties from conducting a tender offer or seeking other change of control transactions that could involve a premium price for our common stock or that our stockholders otherwise believe to be in their best interest.

Certain provisions of the Maryland General Corporation Law, or MGCL, may have the effect of inhibiting a third party from making a proposal to acquire us or of impeding a change of control under circumstances that otherwise could provide the holders of shares of our capital stock with the opportunity to realize a premium over the then-prevailing market price of such shares, including:

•	“business combination” provisions that, subject to limitations, prohibit certain business combinations between us and an “interested stockholder” (defined generally as any person who beneficially owns 10% or more of the voting power of our shares or an affiliate thereof or an affiliate or associate of ours who was the beneficial owner, directly or indirectly, of 10% or more of the voting power of our then outstanding voting stock at any time within the two-year period immediately prior to the date in question) for five years after the most recent date on which the stockholder becomes an interested stockholder, and thereafter impose fair price and/or supermajority and stockholder voting requirements on these combinations; and

•	“control share” provisions that provide that “control shares” of our company (defined as shares that, when aggregated with other shares controlled by the stockholder, entitle the stockholder to exercise one of three increasing ranges of voting power in electing directors) acquired in a “control share acquisition” (defined as the direct or indirect acquisition of ownership or control of issued and outstanding “control shares”) have no voting rights except to the extent approved by our stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter, excluding all interested shares.

The provisions of the MGCL relating to business combinations do not apply, however, to business combinations that are approved or exempted by our board of directors prior to the time that the interested stockholder becomes an interested stockholder. As permitted by the statute, our board of directors has by resolution exempted Milton M. Shiffman, Robert B. Bayer, and Gary A. Shiffman, their affiliates and all persons acting in concert or as a group with the foregoing, from the business combination provisions of the MGCL and, consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between us and these persons. As a result, these persons may be able to enter into business combinations with us that may not be in the best interests of our stockholders without compliance by our company with the supermajority vote requirements and the other provisions of the statute.

Also, pursuant to a provision in our bylaws, we have exempted any acquisition of our stock from the control share provisions of the MGCL. However, our board of directors may by amendment to our bylaws opt in to the control share provisions of the MGCL at any time in the future.

Additionally, Subtitle 8 of Title 3 of the MGCL permits our board of directors, without stockholder approval and regardless of what is currently provided in our charter or bylaws, to elect to be subject to certain provisions relating to corporate governance that may have the effect of delaying, deferring or preventing a transaction or a change of control of our company that might involve a premium to the market price of our common stock or otherwise be in our stockholders’ best interests. These provisions include a classified board; two-thirds vote to remove a director; that the number of directors may only be fixed by the board of directors; that vacancies on the board as a result of an increase in the size of the board or due to death, resignation or removal can only be filled by the board, and the director appointed to fill the vacancy serves for the remainder of the full term of the class of director in which the vacancy occurred; and a majority requirement for the calling by stockholders of special meetings. Other than a classified board, the filling of vacancies as a result of the removal of a director and a majority requirement for the calling by stockholders of special meetings, we are already subject to these provisions, either by provisions of our charter and bylaws unrelated to Subtitle 8 or by reason of an election to be subject to certain provisions of Subtitle 8. In the future, our board of directors may elect, without stockholder approval, to make us subject to the provisions of Subtitle 8 to which we are not currently subject.

Risks Relating to the Series A-4 Preferred Shares

The Series A-4 Preferred Shares are not listed on a securities exchange, are not DTC-eligible and an active trading market for the Series A-4 Preferred Shares may not develop, which may negatively impact their market value and your ability to transfer or sell your shares. In addition, the Series A-4 Preferred Shares have no stated maturity date.

The Series A-4 Preferred Shares are a new issue of securities for which there is currently no public market. Because the Series A-4 Preferred Shares do not have a stated maturity date, investors seeking liquidity will be limited to selling their Series A-4 Preferred Shares in the secondary market. As of the date of this prospectus, the Series A-4 Preferred Shares are not listed on the NYSE or any other securities exchange or quotation system and are not eligible for deposit with DTC, and therefore may not be traded and serviced through DTC’s electronic book-entry system. The lack of DTC-eligibility limits the availability to trade the Series A-4 Preferred Shares through brokers. There can be no assurance that the Series A-4 Preferred Shares will be listed on the NYSE or any other securities exchange or quotation system or that they will become DTC-eligible. There can be no assurance that any brokers or dealers will make a market in the Series A-4 Preferred Shares. Brokers or dealers that do make a market may cease their market making activities at any time. Moreover, even if you are able to sell your Series A-4 Preferred Shares, we cannot assure you as to the price at which any sales will be made. Future trading prices of the Series A-4 Preferred Shares will depend on many factors, including, among other things, prevailing interest rates, our operating results, the price of our common stock, and the market for similar securities. Historically, the market for preferred securities has been subject to disruptions that have caused volatility in prices. It is possible that the market for the Series A-4 Preferred Shares will be subject to disruptions which may have a negative effect on the holders of the Series A-4 Preferred Shares, regardless of our prospects or financial performance.

The Series A-4 Preferred Shares have not been rated.

We have not sought to obtain a rating for the Series A-4 Preferred Shares. No assurance can be given, however, that one or more rating agencies might not independently determine to issue such a rating or that such a rating, if issued, would not adversely affect the market price of the Series A-4 Preferred Shares. In addition, we may elect in the future to obtain a rating of the Series A-4 Preferred Shares, which could adversely affect the market price of the Series A-4 Preferred Shares. Ratings only reflect the views of the rating agency or agencies issuing the ratings and such ratings could be revised downward, placed on a watch list or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. Any such downward revision, placing on a watch list or withdrawal of a rating could have an adverse effect on the market price of the Series A-4 Preferred Shares.

The Series A-4 Preferred Shares are subordinate to our 7.125% Series A Preferred Stock and our existing and future debt, and your interests could be diluted by the issuance of additional preferred stock and by other transactions.

The payment of amounts due on the Series A-4 Preferred Shares is subordinated to shares of our 7.125% Series A Preferred Stock and all of our existing and future debt, including our senior secured revolving credit facility, our collateralized term loans and our mortgage notes, and will be structurally subordinated to the obligations of our subsidiaries. Our future debt may also include restrictions on our ability to pay distributions to preferred stockholders. Subject to the affirmative vote or consent of the holders a majority of the outstanding Series A-4 Preferred Shares, we may also issue additional preferred stock in the future which is on a parity with or senior to the Series A-4 Preferred Shares with respect to the payment of distributions and the distribution of assets upon liquidation, dissolution or winding up. The issuance of such additional preferred stock on parity with or senior to the Series A-4 Preferred Shares would dilute the interests of the holders of the Series A-4 Preferred Shares, and any issuance of preferred stock senior to the Series A-4 Preferred Shares or of additional indebtedness could affect our ability to pay distributions on, or redeem or pay the liquidation preference on, the Series A-4 Preferred Shares. Any of these factors may affect the trading price for the Series A-4 Preferred Shares. See “Description of the Series A-4 Preferred Shares – Ranking,” “Description of the Series A-4 Preferred Shares – Distributions” and “Description of the Series A-4 Preferred Shares – Liquidation Preference.”

As a holder of Series A-4 Preferred Shares, you will have extremely limited voting rights.

Your voting rights as a holder of Series A-4 Preferred Shares will be limited. Our common stock is the only class of our securities that carries full voting rights.

If a Preferred Distribution Default occurs, holders of Series A-4 Preferred Shares will be entitled to elect, voting together with any then outstanding preferred stock on a parity with the Series A-4 Preferred Shares upon which like voting rights have been conferred and are exercisable, two additional directors to serve on our board of directors until the Preferred Distribution Default is cured. The holders of the Series A-4 Preferred Shares and the holders of any other class or series of our preferred stock with applicable voting rights must vote for such persons as are selected by a plurality of the votes cast at a separate meeting of the holders of the Series A-4 Preferred Shares, any such other class or series of our preferred stock, the Series A-4 Preferred Units issued by the Operating Partnership and any other OP units issued by the Operating Partnership that are on a parity with the Series A-4 Preferred Units. In addition, the affirmative vote of the holders of a majority of the Series A-4 Preferred Shares is required for us to: (a) amend, alter, supplement or repeal any of the provisions of our charter (including the articles supplementary establishing the Series A-4 Preferred Shares) in a manner that adversely affects the powers, rights, privileges or preferences of the Series A-4 Preferred Shares or the holders of the Series A-4 Preferred Shares; or (b) subject to certain exceptions, authorize, create or issue any additional shares of capital stock, or reclassify any existing shares of capital stock into shares, ranking senior to or on parity with the Series A-4 Preferred Shares as to distributions and rights upon our voluntary or involuntary liquidation, dissolution or winding up.

Holders of other shares of preferred stock and OP units that have a right to vote to select or elect directors upon a Preferred Distribution Default may have interests and incentives different than those of holders of Series A-4 Preferred Shares. There can be no assurances that the holders of such securities will always act in a manner desired by you or other holders of Series A-4 Preferred Shares. Other than the limited circumstances described in this prospectus, holders of Series A-4 Preferred Shares will not have any voting rights. See “Description of the Series A-4 Preferred Shares – Voting Rights.”

If a Fundamental Change occurs, we will be able to redeem the Series A-4 Preferred Shares at our option at any time after November 26, 2019.

The Series A-4 Preferred Shares have no maturity date. If a Fundamental Change occurs, then at any time after November 26, 2019, we or the holders of the Series A-4 Preferred Shares may cause the Series A-4 Preferred Shares to be redeemed, as described under “Description of the Series A-4 Preferred Shares – Redemption.” We do not need your consent in order to redeem the Series A-4 Preferred Shares as described above. If we redeem your Series A-4 Preferred Shares, you may not be able to invest the proceeds in an investment with a comparable return.

We may not have the ability to raise the funds necessary to redeem for cash Series A-4 Preferred Shares and we cannot redeem the Series A-4 Preferred Shares if we have not paid all of distributions on the 7.125% Series A Preferred Stock.

If a Fundamental Change occurs, then at any time after November 26, 2019, we or the holders of the Series A-4 Preferred Shares may cause the Series A-4 Preferred Shares to be redeemed, as described under “Description of the Series A-4 Preferred Shares – Redemption.” We cannot assure you that we will have sufficient financial resources, or will be able to arrange financing, to pay the redemption price in cash with respect to any Series A-4 Preferred Shares you wish to redeem. In addition, our then existing indebtedness could contain restrictions which would not allow us to redeem your Series A-4 Preferred Shares. Also, we may not redeem Series A-4 Preferred Shares unless full cumulative distributions on the 7.125% Series A Preferred Stock for all past distribution periods and the then current distribution period have been or contemporaneously are declared and paid in cash or declared and contemporaneously a sum sufficient to pay them in full in cash is set apart for payment.

Holders of Series A-4 Preferred Shares will have no rights as holders of shares of our common stock until they acquire shares of our common stock.

Until a holder acquires shares of our common stock upon the conversion of Series A-4 Preferred Shares, it will have no rights with respect to shares of our common stock, including voting rights applicable to our common stock, rights to respond to tender offers and rights to receive any dividends or other distributions on shares of our common stock. Upon the conversion of their Series A-4 Preferred Shares, holders thereof will be entitled to exercise the rights of a holder of shares of our common stock only as to matters for which the record date occurs on or after the conversion date.

We may make cash payments instead of issuing shares of common stock if holders of the Series A-4 Preferred Shares exercise their conversion rights.

Subject to certain limitations, upon written notice to us, each holder of shares of Series A-4 Preferred Shares at its option may convert any or all of the Series A-4 Preferred Shares held by such holder shares of our common stock. At our option, instead of issuing the shares of common stock to the converting holder of Series A-4 Preferred Shares, we may make a cash payment to the converting holder with respect to each Series A-4 Preferred Share the holder desires to convert equal to the fair market value of one share of our common stock. We do not need your consent in order exercise this right and if we exercise this right, you may not be able to invest the proceeds in an investment with a comparable return. See “Description of the Series A-4 Preferred Shares – Conversion Rights – Optional Conversion.”

Our charter, which includes the articles supplementary establishing the Series A-4 Preferred Shares, contains restrictions upon ownership and transfer of our stock, which may impair the ability of holders to convert Series A-4 Preferred Shares into shares of our common stock.

Our charter, which includes the articles supplementary establishing the Series A-4 Preferred Shares, subject to certain exceptions, contains provisions providing that no holder may own more than 9.8%, in number of shares or value, of shares of our outstanding common stock and preferred stock. You should consider these ownership limitations prior to your purchase of Series A-4 Preferred Shares. In addition, the articles supplementary provide that, notwithstanding any other provision of the Series A-4 Preferred Shares, no holder of shares of Series A-4 Preferred Shares will be entitled to convert such shares into our common stock to the extent that receipt of our common stock would cause the holder to exceed the ownership limitations contained in our charter, which may limit your ability to convert the Series A-4 Preferred Shares into our common stock. The restrictions could also reduce the possibility that a third party will attempt to acquire control of us, which could adversely affect the market price of the Series A-4 Preferred Shares. See “Description of the Series A-4 Preferred Shares — Restrictions on Ownership and Transfer” and “Certain Provisions of Maryland Law and Our Charter and Bylaws – Restrictions on Ownership and Transfer of our Stock” for more information about these restrictions.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain various “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and the Exchange Act, and we intend that such forward-looking statements will be subject to the safe harbors created thereby. For this purpose, any statements contained in this prospectus and the documents incorporated by reference herein that relate to expectations, beliefs, projections, future plans and strategies, trends or prospective events or developments and similar expressions concerning matters that are not historical facts are deemed to be forward-looking statements. Words such as “forecasts,” “intends,” “intend,” “intended,” “goal,” “estimate,” “estimates,” “expects,” “expect,” “expected,” “project,” “projected,” “projections,” “plans,” “predicts,” “potential,” “seeks,” “anticipates,” “anticipated,” “should,” “could,” “may,” “will,” “designed to,” “foreseeable future,” “believe,” “believes,” “scheduled,” “guidance” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements reflect our current views with respect to future events and financial performance, but involve known and unknown risks and uncertainties, both general and specific to the matters discussed in this prospectus and the documents incorporated by reference herein. These risks and uncertainties may cause our actual results to be materially different from any future results expressed or implied by such forward-looking statements. In addition to the risks described under “Risk Factors” above and in our Annual Report on Form 10-K for the year ended December 31, 2014, such risks and uncertainties include:

•	changes in general economic conditions, the real estate industry and the markets in which we operate;

•	difficulties in our ability to evaluate, finance, complete and integrate acquisitions (including the Acquisition), developments and expansions successfully;

•	our liquidity and refinancing demands;

•	our ability to obtain or refinance maturing debt;

•	our ability to maintain compliance with covenants contained in our debt facilities;

•	availability of capital;

•	our ability to maintain rental rates and occupancy levels;

•	our failure to maintain effective internal control over financial reporting and disclosure controls and procedures;

•	increases in interest rates and operating costs, including insurance premiums and real property taxes;

•	risks related to natural disasters;

•	general volatility of the capital markets and the market price of shares of our capital stock;

•	our failure to maintain our status as a REIT;

•	changes in real estate and zoning laws and regulations;

•	legislative or regulatory changes, including changes to laws governing the taxation of REITs;

•	litigation, judgments or settlements;

•	competitive market forces; and

•	the ability of manufactured home buyers to obtain financing and the level of repossessions by manufactured home lenders.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to publicly update or revise any forward-looking statements included or incorporated by reference into this prospectus and the documents incorporated by reference herein, whether as a result of new information, future events, changes in our expectations or otherwise, except as required by law.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. All written and oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by these cautionary statements.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES

AND PREFERRED STOCK DISTRIBUTIONS

The following table sets forth our ratio of earnings to combined fixed charges and preferred stock distributions for the periods indicated. In certain of the periods presented, earnings were not sufficient to cover combined fixed charges and preferred stock distributions. The extent of the deficiency in each such period is shown below.

	Fiscal Year ended December 31,
	2014	2013	2012	2011	2010
Ratio of earnings to combined fixed charges and preferred stock distributions	1.02:1	1.13:1	1.07:1	0.98:1	0.98:1
Deficiency of earnings available to cover fixed charges	$—	$—	$—	$1,607	$1,355

The ratios of earnings to combined fixed charges and preferred stock distributions were computed by dividing earnings by the aggregate of our fixed charges and preferred distributions. For this purpose, earnings consist of (i) pre-tax income from continuing operations before adjustment for noncontrolling interests, gain on dispositions and distributions from affiliates, plus (ii) fixed charges, less (iii) capitalized interest, less (iv) distributions to holders of shares of our 7.125% Series A Cumulative Redeemable Preferred Stock, 6.50% Series A-4 Cumulative Convertible Preferred Stock and preferred securities of the Operating Partnership. Fixed charges consist of (i) interest expense (including the amortization of deferred financing costs and premiums and discounts on indebtedness), (ii) capitalized interest, (iii) estimate of interest within rental expense, and (iv) distributions to holders of shares of our 7.125% Series A Cumulative Redeemable Preferred Stock, 6.50% Series A-4 Cumulative Convertible Preferred Stock and preferred securities of the Operating Partnership.

During the periods prior to November 14, 2012, we had no issued and outstanding preferred stock and paid no preferred stock distributions.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Registered Shares being offered for resale by the selling stockholders under this prospectus.

DESCRIPTION OF COMMON STOCK

We have the authority to issue 100,000,000 shares of capital stock, of which 90,000,000 shares are common stock, par value $0.01 per share. As of March 31, 2015, we had 53,498,307 shares of common stock issued and outstanding.

The following description sets forth certain general terms and provisions of our common stock. The statements below describing the common stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our charter and bylaws.

General

Subject to the preferential rights of any other class or series of stock, holders of our common stock will be entitled to receive distributions when, as and if declared by our board of directors, out of funds legally available therefor. Payment and declaration of distributions on the common stock and purchases of shares thereof by us will be subject to certain restrictions if we fail to pay distributions on the preferred stock. Upon any liquidation, dissolution or winding up of Sun, holders of common stock will be entitled to share equally and ratably in any assets available for distribution to them, after payment or provision for payment of the debts and other liabilities of Sun and the preferential amounts owing with respect to any outstanding preferred stock or senior debt securities.

The common stock will possess ordinary voting rights for the election of directors and in respect of other corporate matters, each share entitling the holder thereof to one vote. Holders of common stock will not have cumulative voting rights in the election of directors. Upon receipt by us of lawful payment therefor, the common stock will, when issued, be fully paid and nonassessable, and will not be subject to redemption except (as described in our charter) as necessary to preserve our status as a REIT. A stockholder of Sun has no preemptive rights to subscribe for additional shares of common stock or other securities of Sun except as may be granted by the board of directors.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or consolidation unless advised by the board of directors and approved by the affirmative vote of stockholders holding at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage, but not less than a majority of all the votes entitled to be cast on the matter, is set forth in the corporation’s charter. Our charter does not provide for a lesser percentage in such situations.

Restrictions on Ownership

For us to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, our common stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the issued and outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as qualified private pension plans) during the last half of a taxable year (other than the first year) or during a proportionate part of a shorter taxable year.

Because the board of directors believes it is essential for us to continue to qualify as a REIT, our charter, subject to certain exceptions, contains a provision, which we refer to as the Ownership Limit, providing that no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in number of shares or value, of our outstanding common stock and preferred stock. The board of directors may exempt a person from the Ownership Limit if evidence satisfactory to the board of directors and our tax counsel is presented that the proposed transfer of stock to the intended transferee will not then or in the future jeopardize our status as a REIT. As a condition of such exemption, the intended transferee must give written notice to us of the proposed transfer and must furnish such opinions of counsel, affidavits, undertakings, agreements, and information as may be required by the board of directors no later than the fifteenth day prior to any transfer which, if consummated, would result in the intended transferee owning shares in excess of the Ownership Limit. The foregoing restrictions on transferability and ownership will not apply if the board of directors determines that it is no longer in the best interests of Sun to attempt to qualify or to continue to qualify as a REIT. Any transfer of shares of common stock that would: (i) create a direct or indirect ownership of shares of stock in excess of the Ownership Limit; (ii) result in the shares of stock being owned by fewer than 100 persons; or (iii) result in Sun being “closely held” within the meaning of Section 856(h) of the Code, shall be null and void, and the intended transferee will acquire no rights to the shares.

Our charter excludes Milton M. Shiffman, Gary A. Shiffman and Robert B. Bayer; trustees, personal representatives and agents to the extent acting for them or their respective estates; or certain of their respective relatives from the Ownership Limit. These persons may acquire additional shares of stock through the redemption of OP Units, through our equity incentive plans, from other stockholders or otherwise, but in no event will they be entitled to acquire additional shares such that the five largest beneficial owners of our stock hold more than 50% of the total outstanding stock.

Shares of stock purported to be transferred in excess of the Ownership Limit that are not otherwise permitted as provided above will constitute “Excess Shares,” which will be transferred by operation of law to Sun as trustee for the exclusive benefit of the person or persons to whom the Excess Shares are ultimately transferred, until such time as the intended transferee retransfers the Excess Shares. Subject to the Ownership Limit, the Excess Shares may be retransferred by the intended transferee to any person who may hold such Excess Shares at a price not to exceed the price paid by the intended transferee (or the market price of the common stock as of the date of purported transfer, if the intended transferee received the shares of stock as a gift or otherwise did not give value for the shares of stock), at which point the Excess Shares will automatically be exchanged for the stock to which the Excess Shares are attributable. In addition, such Excess Shares held in trust are subject to purchase by Sun. The purchase price of any Excess Shares shall be equal to the lesser of the price paid for the shares of stock by the intended transferee and the fair market value of such shares of stock reflected in the closing sales price for the shares of stock, if then traded on the NYSE, or the last reported sales price for the shares of stock on any exchange or quotation system over which our common stock may be traded, or, if such quotation is not available, the fair market value as determined by the board of directors in good faith, on the last trading day immediately preceding the day on which notice of such proposed purchase is sent by Sun. From and after the intended transfer to the intended transferee of the Excess Shares, the intended transferee shall cease to be entitled to distributions, voting rights, and other benefits with respect to such shares of the stock except the right to payment of the purchase price for the shares of stock or the transfer of shares as provided above. Any dividend or distribution paid to a proposed transferee on Excess Shares prior to our discovery that such shares of stock have been transferred in violation of the provisions of our charter shall be repaid to us upon demand. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule, or regulation, then the intended transferee of any Excess Shares may be deemed, at Sun’s option, to have acted as an agent on behalf of Sun in acquiring such Excess Shares and to hold such Excess Shares on behalf of Sun.

All certificates representing shares of stock will bear a legend referring to the restrictions described above.

All persons who own, directly or by virtue of the attribution provisions of the Code, more than 5% in number of shares or value, of our outstanding common stock and preferred stock must give a written notice to us containing the information specified in our charter by January 31 of each year. In addition, each stockholder shall upon demand be required to disclose to us in writing such information with respect to the direct, indirect and constructive ownership of shares of common stock as the board of directors deems necessary to comply with the provisions of the Code applicable to a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

These ownership limitations could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority of, shares of common stock might receive a premium for their shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest.

The registrar and transfer agent for the common stock is Computershare Trust Company, N.A.

DESCRIPTION OF THE SERIES A-4 PREFERRED SHARES

The following description sets forth certain general terms and provisions of the Series A-4 Preferred Shares. The statements below describing of the Series A-4 Preferred Shares are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our charter and bylaws.

General

Under our charter, we are authorized to issue up to 90,000,000 shares of common stock and up to 10,000,000 shares of preferred stock. We have designated 3,450,000 shares of our preferred stock as 7.125% Series A Preferred Stock. As of March 31, 2015, a total of 6,330,551 Series A-4 Preferred Shares and 3,400,000 shares of 7.125% Series A Preferred Stock were issued and outstanding and no other shares of preferred stock were issued and outstanding.

We are authorized to issue preferred stock in one or more series, with such designations, preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption, in each case as permitted by Maryland law and determined by our board of directors.

We have adopted articles supplementary establishing the Series A-4 Preferred Shares. You may obtain a complete copy of the articles supplementary describing the Series A-4 Preferred Shares by contacting us. The articles supplementary initially authorize 6,330,551 Series A-4 Preferred Shares. Our board of directors may authorize additional Series A-4 Preferred Shares from time to time.

The transfer agent, registrar and distribution disbursing agent for the Series A-4 Preferred Shares is Computershare Trust Company, N.A. The Series A-4 Preferred Shares are subject to the transfer restrictions described below in “ – Restrictions on Ownership and Transfer” and in “Certain Provisions of Maryland Law and Our Charter and Bylaws – Restrictions on Ownership and Transfer of our Stock”.

Maturity

The Series A-4 Preferred Shares have no stated maturity and are not subject to any sinking fund or mandatory redemption requirements.

Ranking

The Series A-4 Preferred Shares rank, with respect to distribution rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up:

•	junior to all of our existing and future debt obligations, including convertible or exchangeable debt securities;

•	senior to shares of our common stock, to our Junior Participating Preferred Stock, $0.01 par value per share, or the Junior Participating Preferred Stock, and to any other of our equity securities that by their terms rank junior to the Series A-4 Preferred Shares;

•	on a parity with any other class or series of shares of our preferred stock or other equity securities that we may later authorize or issue in the future and that by their terms are on a parity with the Series A-4 Preferred Shares (which we may only authorize with the affirmative vote of the holders of a majority of the Series A-4 Preferred Shares); and

•	junior to the 7.125% Series A Preferred Stock and any equity securities that we may later authorize and that by their terms rank senior to the Series A-4 Preferred Shares (which we may only authorize with the affirmative vote of the holders of a majority of the Series A-4 Preferred Shares).

Distributions

Subject to the preferential rights of the holders of the 7.125% Series A Preferred Stock and any senior securities we may authorize and designate in the future, we will distribute to the record holders of our Series A-4 Preferred Shares cumulative preferential cash distributions of $1.625 per share each year, which is equivalent to 6.50% of the $25.00 liquidation preference per year per Series A-4 Preferred Share. Notwithstanding the foregoing, upon the occurrence of a Fundamental Change (as defined under “ – Redemption” below), from and after such Fundamental Change the distribution rate on the Series A-4 Preferred Shares will be increased to an annual rate equal to the greater of (i) 10.00%, and (ii) 8.00% above the then-published (in the Wall Street Journal) U.S. Treasury maturing on the date closest to the five year anniversary of the date the Fundamental Change occurs. The adjusted distribution rate will be determined initially as of the date of the Fundamental Change and then adjusted on each anniversary of the Fundamental Change. Distributions will be distributed when, as and if declared by our board of directors and will be payable out of funds legally available for such payments.

Distributions on the Series A-4 Preferred Shares are cumulative from and including the date of original issue by us and are payable quarterly in arrears on the last day of March, June, September and December of each year or, if any such day is not a business day, then on the next succeeding business day. The term “business day” means each day, other than a Saturday, Sunday or legal holiday under Michigan or federal law. The distributions payable on any distribution payment date will include distributions accrued from and including the immediately preceding distribution payment date (or, with respect to the first distribution payment date, the original date of issuance) to but not including such distribution payment date. The amount of distribution payable on each distribution payment date will be computed by dividing the annual distribution amount by four. Distributions will be payable to holders of record as they appear in our stock records at the close of business on the applicable record date, or on such other date designated by our board of directors that is not more than 30 nor less than 10 days prior to the due date for the distribution payment.

We will not declare or pay distributions on the Series A-4 Preferred Shares, or pay or set apart for payment distributions on the Series A-4 Preferred Shares, at any time if the terms and provisions of any agreement to which we are a party, including any agreement relating to our indebtedness, prohibits, directly or indirectly, the authorization, payment or setting apart for payment or provides that the authorization, payment or setting apart for payment would constitute a breach of the agreement or a default under the agreement, or if the declaration, payment or setting apart for payment is restricted or prohibited by law. These restrictions may include indirect covenants which require us to maintain specified levels of net worth or assets. We do not believe that these restrictions currently have any adverse impact on our ability to pay distributions on the Series A-4 Preferred Shares.

Notwithstanding the foregoing, distributions on the Series A-4 Preferred Shares are cumulative and accrue whether or not we have earnings, whether or not there are funds legally available for the payment of those distributions, and whether or not those distributions are declared or authorized. Accrued but unpaid distributions on the Series A-4 Preferred Shares accumulate as of the due date on which each such distribution payment first becomes payable.

Unless full cumulative distributions on the Series A-4 Preferred Shares for all past distribution periods have been or contemporaneously are declared and paid in cash or declared and contemporaneously a sum sufficient to pay them in full in cash is set apart for payment, we will not authorize, declare, pay, set apart for payment or otherwise make any distributions on (other than a distribution paid in common stock or in any other class of shares ranking junior to the Series A-4 Preferred Shares as to distributions and upon our voluntary or involuntary liquidation, dissolution or winding up, or options, warrants or rights to subscribe for or purchase our common stock or such junior shares), or redeem, purchase or otherwise acquire for any consideration (or pay or make available any monies for a sinking fund for the redemption of any such shares) any shares of common stock or any other series of preferred stock ranking junior to or on parity with the Series A-4 Preferred Shares as to distributions and upon our voluntary or involuntary liquidation, dissolution or winding up; provided that this restriction will not limit distributions on or our acquisition of any such shares of common stock or shares of junior stock (1) by conversion into or exchange for any such shares of common stock or shares of junior stock, (2) by redemption, purchase or other acquisition of shares of our common stock or shares of junior stock made for purposes of an incentive, benefit or share purchase plan of Sun, its subsidiaries, the Operating Partnership or any of its subsidiaries, (3) redemptions, repurchases or other acquisitions for the purpose of preserving our status as a REIT for federal income tax purposes, or (4) distributions required in order for us to maintain our status as a REIT for federal income tax purposes.

When we do not pay distributions in full in cash (or we do not set apart a sum sufficient to pay them in full) upon the Series A-4 Preferred Shares and any other series of preferred stock ranking on a parity as to distributions with the Series A-4 Preferred Shares, we will declare any distributions upon the Series A-4 Preferred Shares and any other series of preferred stock ranking on a parity as to distributions with the Series A-4 Preferred Shares proportionately so that the distributions declared and paid or set apart for payment per share of Series A-4 Preferred Shares and those other series of preferred stock will in all cases bear to each other the same ratio that accumulated, accrued and unpaid distributions per share on the Series A-4 Preferred Shares and those other series of preferred stock (which will not include any accumulation in respect of unpaid distributions on such other series of preferred stock for prior distribution periods if those other series of preferred stock do not have cumulative distributions) bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any distribution payment or payments on the Series A-4 Preferred Shares which may be in arrears.

Record holders of our Series A-4 Preferred Shares are not entitled to any distribution, whether payable in cash, securities or other property, in excess of full cumulative distributions on the Series A-4 Preferred Shares as provided above, except as described under “– Liquidation Preference” and “– Redemption” below. Any distribution payment made on the Series A-4 Preferred Shares will first be credited against the earliest accrued but unpaid distributions due with respect to those shares.

If, for any taxable year, we elect to designate any portion of the distributions, within the meaning of the Internal Revenue Code, paid or made available for the year to holders of all classes of our capital stock as “capital gain dividends,” as defined in Section 857 of the Internal Revenue Code, then the portion of the distributions designated as capital gain dividends that will be allocable to the record holders of our Series A-4 Preferred Shares will be the portion of the distributions designated as capital gain dividends multiplied by a fraction, the numerator of which will be the total distributions paid or made available to such record holders of our Series A-4 Preferred Shares for the year and the denominator of which will be the total distributions paid or made available for the year to holders of all classes of our capital stock.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, the record holders of the Series A-4 Preferred Shares will be entitled to be paid out of our assets legally available for distribution to our stockholders, after payment of or provision for our debts and other liabilities, a liquidation preference of $25.00 per Series A-4 Preferred Share, plus an amount equal to any accrued and unpaid distributions (whether or not authorized or declared) to the date of payment to such holders. This amount will be paid after any distributions or payments are made to holders of our 7.125% Series A Preferred Stock and any other class or series of stock we may authorize and designate in the future that rank senior to the Series A-4 Preferred Shares with respect to such liquidating distributions and before any distribution or payment may be made to holders of shares of our common stock or any other class or series of shares ranking junior to the Series A-4 Preferred Shares as to liquidation rights. If, upon our voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidation distributions on all outstanding Series A-4 Preferred Shares and the corresponding amounts payable on all other classes or series of shares ranking on a parity with the Series A-4 Preferred Shares as to liquidation rights, then the record holders of the Series A-4 Preferred Shares and all other classes or series of shares of that kind will share proportionately in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

The record holders of our Series A-4 Preferred Shares are entitled to written notice of any liquidation. After payment of the full amount of the liquidating distributions to which they are entitled, such record holders will have no other right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation or other entity, the consolidation or merger of any other corporation or other entity with or into us, a statutory share exchange by us, or the voluntary sale, lease, exchange, transfer or conveyance of all or substantially all of our property or assets will not be deemed to constitute our liquidation, dissolution or winding-up. In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares or otherwise, is permitted under Maryland law, amounts that would be needed, if we were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of holders of our Series A-4 Preferred Shares will not be added to our total liabilities.

Redemption

If a Fundamental Change (as defined below) occurs, then at any time after November 26, 2019:

•	we may, from time to time at our option, redeem all or any part of the outstanding Series A-4 Preferred Shares for a redemption price, or the Redemption Price, payable in cash, equal to the sum of (A) the greater of (x) the amount that such Series A-4 Preferred Shares would have received in the Fundamental Change if they had been converted into shares of our common stock immediately prior to such Fundamental Change or (y) $25.00 per share, plus (B) any accrued and unpaid distributions on the redeemed Series A-4 Preferred Shares to, but not including, the redemption date, without interest; and

•	each holder of Series A-4 Preferred Shares will have the right to cause the Company to redeem such holder’s Series A-4 Preferred Shares for the Redemption Price.

For these purposes, a Fundamental Change means that either of the following events shall have occurred and are continuing:

•	our common stock ceases to be listed on the NYSE, the NYSE MKT or NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or NASDAQ; or

•	(x) the acquisition by any “person” or “group” within the meaning of Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our common stock entitling that person or group to exercise more than 50% of the total voting power of all shares of our common stock entitled to vote generally in the election of our directors (except that such person or group shall be deemed to have beneficial ownership of all securities that such person or group has the right to acquire, whether such right is currently exercisable or is exercisable only upon the passage of time or occurrence of a subsequent condition); and (y) following the closing of any transaction referred to in clause (x) above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE MKT or NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or NASDAQ.

We are required to deliver to all holders of Series A-4 Preferred Shares: (i) notice of the anticipated effective date of a Fundamental Change by the later of (A) 20 business days in before the anticipated effective date and (B) the date of first public disclosure by us of the Fundamental Change, which notice shall include a reasonable summary of the terms of such Fundamental Change and the resulting distribution rate and conversion price applicable to the Series A-4 Preferred Shares; (ii) notice of the occurrence of the Fundamental Change within 15 days after the occurrence of the Fundamental Change; and (iii) notice of the distribution rate applicable to the Series A-4 Preferred Shares within 15 days after each anniversary of such Fundamental Change.

To exercise redemption rights, we or a holder of Series A-4 Preferred Shares must provide written notice of the redemption. The notice must specify:

•	the redemption date, which may not be less than 10 business days, nor more than 60 business days, after the date of the notice;

•	the number of Series A-4 Preferred Shares to be redeemed;

•	the Redemption Price; and

•	that distributions on the Series A-4 Preferred Shares to be redeemed will cease to accumulate immediately prior to such redemption date.

A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Series A-4 Preferred Shares except as to the holder to whom notice was defective or not given.

Once we or a holder of Series A-4 Preferred Shares send a notice of redemption, the holders of the Series A-4 Preferred Shares to which the notice of redemption relates will cease to have the right to convert those Series A-4 Preferred Shares into shares of common stock as described below under “– Conversion Rights.”

On or after the redemption date, upon the holder’s surrender of the certificates, if any, representing the Series A-4 Preferred Shares being redeemed, we will pay the Redemption Price for the redeemed Series A-4 Preferred Shares (including all accrued and unpaid distributions to but excluding the redemption date) to the holder of the Series A-4 Preferred Shares and each surrendered Series A-4 Preferred Share certificate, if any, will be canceled, and a new certificate will be issued for any shares represented by certificated Series A-4 Preferred Shares that are not being redeemed.

From and after the redemption date (unless we default in payment of the Redemption Price), all distributions on the Series A-4 Preferred Shares designated for redemption in the redemption notice will cease to accrue, those Series A-4 Preferred Shares will no longer be deemed outstanding and all rights of the holders of those Series A-4 Preferred Shares will terminate, except the right to receive the Redemption Price. At our election, prior to a redemption date and upon notice to the holders of the applicable Series A-4 Preferred Shares, we may irrevocably deposit the Redemption Price for Series A-4 Preferred Shares to be redeemed in trust for the holders with a bank or trust company. Any monies so deposited which remain unclaimed at the end of two years after the redemption date shall be returned by such bank or trust company to the Company.

If we redeem fewer than all of the outstanding Series A-4 Preferred Shares, the notice mailed to each holder will also specify the number of Series A-4 Preferred Shares held by such holder to be redeemed. In this case, we will determine the number of Series A-4 Preferred Shares to be redeemed on a pro rata basis, by lot or by any other equitable method we may choose, and to the extent that any of the Series A-4 Preferred Shares to be redeemed are certificated, new certificates will be issued evidencing the unredeemed shares.

Notwithstanding anything else to the contrary in the articles supplementary establishing the Series A-4 Preferred Shares, we will not be required to provide notice of redemption in the manner described above to a holder of Series A-4 Preferred Shares in the event such holder’s Series A-4 Preferred Shares are redeemed in accordance with the terms of our charter in order to preserve our status as a REIT for U.S. federal income tax purposes.

Except as otherwise provided herein, the redemption provisions of the Series A-4 Preferred Shares do not in any way limit our right or ability to purchase, from time to time either at a public or a private sale, Series A-4 Preferred Shares at such price or prices as we may determine, subject to the provisions of applicable law.

In addition, we will comply with any applicable requirements of the NYSE or any other securities exchange on which the Series A-4 Preferred Shares may be listed at the time of any redemption.

Any Series A-4 Preferred Shares that we redeem or otherwise reacquire will be retired and will be restored to the status of authorized and unissued preferred stock without designation as to class or Series A-4nd may be reissued as shares of any class or series of preferred stock.

In order to ensure that we remain qualified as a REIT for federal income tax purposes, the Series A-4 Preferred Shares are subject to provisions of our charter, under which Series A-4 Preferred Shares owned by a stockholder in excess of the ownership limit, as defined in this prospectus, will be designated automatically as Excess Shares and transferred as described in “Certain Provisions of Maryland Law and Our Charter and Bylaws – Restrictions on Ownership and Transfer of our Stock” below and “Description of Common Stock – Restrictions on Ownership” above. Accordingly, without limiting the redemption rights described above, we may purchase the Excess Shares after any such transfer in accordance with the terms of our charter.

Conversion Rights

Except as provided below, the Series A-4 Preferred Shares are not convertible into or exchangeable for any of our other securities or our property.

Optional Conversion

Subject to the limitations below, upon written notice to us, each holder of shares of Series A-4 Preferred Shares at its option may convert any or all of the Series A-4 Preferred Shares held by such holder for that number of shares of our common stock equal to the quotient obtained by dividing $25.00 by the then-applicable conversion price, or the Conversion Price. The initial Conversion Price is $56.25, so initially each Series A-4 Preferred Share is convertible into approximately 0.4444 shares of common stock. The Conversion Price is subject to adjustment as described below under “– Conversion Price Adjustments.” We will not convert less than 1,000 Series A-4 Preferred Shares into shares of common stock on any conversion date. A holder of Series A-4 Preferred Shares may not exercise its conversion right if the conversion would cause us to no longer qualify as a REIT or could violate applicable securities laws.

At our option, instead of issuing the shares of common stock to the converting holder of Series A-4 Preferred Shares as described above, we may make a cash payment to the converting holder with respect to each Series A-4 Preferred Share the holder desires to convert equal to the fair market value of one share of our common stock, or the Common Stock Fair Market Value. In that case, the holder will only have the right to such payment and shall cease to have any further rights as a stockholder. The Common Stock Fair Market Value will be the average of the closing prices (or if our common stock is then traded on an over-the-counter exchange, the average of the reported bid and ask prices) of our common stock for the 10 consecutive trading days preceding the conversion date. If our common stock is not publicly-traded, its fair market value will be determined jointly by us and the converting stockholders.

Holders of Series A-4 Preferred Shares may withdraw any conversion notice (in whole or in part) by a written notice of withdrawal delivered to us prior to the conversion date specified in the conversion notice.

Mandatory Conversion

If, at any time after November 26, 2019, the volume weighted average of the daily volume weighted average price of a share of our common stock on the NYSE equals or exceeds 115.5% of the then prevailing Conversion Price for at least 20 trading days in a period of 30 consecutive trading days, then, within 10 days thereafter, upon written notice to the holders thereof, we may convert each outstanding Series A-4 Preferred Share into that number of shares of common stock equal to the quotient obtained by dividing $25.00 by the Conversion Price.

Terms Applicable to Optional and Mandatory Conversions

On the distribution payment date next following the conversion date of any Series A-4 Preferred Shares, we will pay the holders of those Series A-4 Preferred Shares a distribution in an amount equal to (i) a prorated portion of the accrued distributions on the Series A-4 Preferred Shares based on the number of days elapsed from the prior distribution payment date through, but not including, the conversion date, less (ii) the amount of the distribution or dividend, if any, paid on the shares of common stock into which the Series A-4 Preferred Shares were converted for the quarterly period in which the conversion date occurred.

We will at all times reserve and keep available out of the authorized and unissued shares of our common stock, solely for issuance upon the conversion of the Series A-4 Preferred Shares, that number of shares of our common stock as from time to time are issuable upon the conversion of all the Series A-4 Preferred Shares then outstanding.

We will not issue fractional shares of common stock upon the conversion of the Series A-4 Preferred Shares. Instead, we will pay the cash value (computed to the nearest cent) of such fractional shares, based on the fair market value of our common stock.

Conversion Price Adjustments

Stock Dividends and Similar Transactions

If we:

•	pay a dividend or make a distribution on our common stock payable in shares of common stock,

•	subdivide the outstanding shares of our common stock into a greater number of shares,

•	combine the outstanding shares of our common stock into a smaller number of shares, or

•	issue any shares of capital stock by reclassification of outstanding shares of our common stock (including a reclassification pursuant to a merger or consolidation in which we are the continuing entity and in which the shares of our common stock outstanding immediately prior to the merger or consolidation are not exchanged for cash, or securities or other property of another entity), then, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or distribution or at the opening of business on the day following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, will be adjusted so that the holder of any Series A-4 Preferred Shares thereafter surrendered for conversion will be entitled to receive the number of shares of common stock that it would have owned or have been entitled to receive after the happening of any of the events described above if such Series A-4 Preferred Shares had been exchanged or converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. Subject to limited exceptions, an adjustment of the type described in this paragraph will become effective immediately after the opening of business on the day next following the record date in the case of a dividend or distribution and will become effective immediately after the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification.

Issuance of Options and Similar Transactions

If we issue rights, options or warrants to all holders of shares of our common stock entitling them (for a period expiring within 45 days after the record date described below) to subscribe for or purchase shares of our common stock at a price per share less than the Common Stock Fair Market Value on the record date for the determination of stockholders entitled to receive such rights, options or warrants, then the Conversion Price in effect at the opening of business on the day next following such record date shall be adjusted to equal the price determined by multiplying:

(A) the Conversion Price in effect immediately prior to the opening of business on the day following the date fixed for such determination by

(B) a fraction,

•	the numerator of which will be the sum of (X) the number of shares of our common stock outstanding on the close of business on the date fixed for such determination and (Y) the number of shares of common stock that could be purchased at such Common Stock Fair Market Value from the aggregate proceeds to us from the exercise of such rights, options or warrants for shares of our common stock, and

•	the denominator of which will be the sum of (XX) the number of shares of our common stock outstanding on the close of business on the date fixed for such determination and (YY) the number of additional shares of our common stock offered for subscription or purchase pursuant to such rights, options or warrants.

Subject to limited exceptions, an adjustment of the type described in this paragraph will become effective immediately after the opening of business on the day next following such record date. In determining whether any rights, options or warrants entitle the holders of shares of our common stock to subscribe for or purchase shares of common stock at less than such Common Stock Fair Market Value, there shall be taken into account any consideration we receive upon issuance and upon exercise of such rights, options or warrants, the value of such consideration, if other than cash, to be determined in good faith by our board of directors.

Other Common Stock Distributions

If we make a distribution on the shares of our common stock other than in cash or shares of common stock (including any distribution in securities (other than rights, options or warrants referred to above under “– Issuance of Options and Similar Transactions”)) (each of the foregoing being referred to herein as a “distribution”), then the Conversion Price in effect at the opening of business on the next day following the record date for determination of stockholders entitled to receive such distribution shall be adjusted to equal the price determined by multiplying:

(A) the Conversion Price in effect immediately prior to the opening of business on the day following the record date by

(B) a fraction,

•	the numerator of which will be the difference between (X) the number of shares of our common stock outstanding on the close of business on the record date and (Y) the number of shares determined by dividing (aa) the aggregate value of the property being distributed by (bb) the Common Stock Fair Market Value on the record date, and

•	the denominator of which shall be the number of shares of our common stock outstanding on the close of business on the record date.

Subject to limited exceptions, an adjustment of the type described in this paragraph will become effective immediately after the opening of business on the day next following the record date (except as provided below). The value of the property being distributed shall be as determined in good faith by our board of directors; provided, however, that if the property being distributed is a publicly traded security, its value will be calculated in accordance with the procedure for calculating the Common Stock Fair Market Value (calculated for a period of five consecutive trading days commencing on the twentieth trading day after the distribution). Neither the issuance by us of rights, options or warrants to subscribe for or purchase any of our securities nor the exercise thereof shall be deemed a distribution for purposes of the adjustments described in this paragraph.

Self-Tender Offers

If we acquire, pursuant to an issuer or self-tender offer, all or any portion of the outstanding shares of our common stock and the tender offer involves the payment of consideration per share of our common stock having a Common Stock Fair Market Value (as determined in good faith by our board of directors), at the last time, or the Expiration Time, tenders may be made pursuant to the offer, that exceeds the closing price per share of our common stock on the trading day next succeeding the Expiration Time, then the Conversion Price in effect on the opening of business on the next day after the Expiration Time will be adjusted to equal the price determined by multiplying:

(A) the Conversion Price in effect immediately prior to the Expiration Time by

(B) a fraction,

•	the numerator of which will be (X) the number of shares of our common stock outstanding (including the shares acquired in the tender offer) immediately prior to the Expiration Time, multiplied by (Y) the closing price per share of our common stock on the next trading day following the Expiration Time, and

•	the denominator of which will be the sum of (XX) the value (determined in accordance with the procedures described under “– Other Common Stock Distributions” above) of the aggregate consideration paid to acquire the shares acquired in the tender offer and (YY) the product of (I) the number of shares of our common stock outstanding (less any shares acquired in the tender offer) at the Expiration Time, multiplied by (II) the closing price per shares of our common stock on the next trading day following the Expiration Time.

Equitable Adjustments and Discretionary Decrease in Conversion Price

If we take any action affecting our common stock, other than the actions described above, that in the opinion of our board of directors would materially adversely affect the exchange or conversion rights of the holders of Series A-4 Preferred Shares, the Conversion Price Stock may be adjusted, to the extent permitted by law, in such manner, if any, and at such time as our board of directors, in its sole discretion, may determine to be equitable under the circumstances.

In addition, to the extent permitted by law, we may decrease the Conversion Price by any amount, permanently or for a period of at least 20 business days, if the decrease is irrevocable during the period.

Limitations on Adjustments

No adjustment in the Conversion Price will be required unless the adjustment would require a cumulative increase or decrease of at least 1% in the Conversion Price, but any such adjustments that are not made immediately will be carried forward and taken into account in any subsequent adjustment until made and any adjustment will be required and made not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of our common stock.

We will not be required to make any adjustment of the Conversion Price for:

•	the issuance of any shares of our common stock under any plan providing for the reinvestment of dividends or interest payable on our securities and the investment of optional amounts in shares of our common stock under such plan,

•	the issuance of any options, rights or shares of our common stock under any stock option, stock purchase or other equity-based plan we maintain, or

•	the repurchase of any shares of our common stock under an open-market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer.

We may, to the extent permitted by law, reduce in the Conversion Price, in addition to the adjustments described above, so that any stock dividends, subdivision of shares, reclassification or combination of shares, distribution of rights or warrants to purchase stock or securities, or a distribution of other assets (other than cash dividends) we make to our stockholders will not be taxable, or if that is not possible, to diminish any income taxes that are otherwise payable because of such event.

Constructive Conversion of Series A-4 Preferred Shares in Certain Transactions

If we enter into a transaction (including without limitation a merger, consolidation, statutory share exchange, issuer or self-tender offer for at least 30% of the shares of our common stock outstanding, sale of all or substantially all of our assets or recapitalization of the shares of our common stock, but excluding any transaction of the type described under “– Stock Dividends and Similar Transactions” above), in which shares of our common stock are converted into the right to receive stock, securities or other property, each Series A-4 Preferred Share that is not converted into the right to receive stock, securities or other property in connection with the transaction will be convertible or exchangeable into the kind and amount of shares of stock, securities and other property that would have been received if that Series A-4 Preferred Share had been converted into shares of our common stock immediately before the transaction (without giving effect to any Conversion Price adjustment under “– Self Tender Offers” above). We may not enter into any transaction of this type unless its terms are consistent with this paragraph.

Notices

We are obligated to send to holders of Series A-4 Preferred Shares written notice if:

•	we declare dividends on our common stock (other than cash dividends and cash distributions),

•	we grant to our common stockholders rights or warrants to subscribe for or purchase shares of our capital stock or any other rights or warrants,

•	we reclassify the outstanding shares of our common stock or enter into any consolidation or merger that requires approval of our stockholders, or enter into a statutory share exchange, an issuer or self-tender offer for at least 30% of the outstanding shares of our common stock (or an amendment thereto changing the maximum number of shares sought or the amount or type of consideration being offered therefor shall have been adopted), or the sale or transfer of all or substantially all of our assets as an entirety, or

•	a voluntary or involuntary liquidation, dissolution or winding up of Sun occurs.

We are obligated to send written notice to holders of Series A-4 Preferred Shares of any adjustment of the Conversion Price. Each notice must include the adjusted Conversion Price and the effective date of the adjustment.

Voting Rights

Holders of Series A-4 Preferred Shares generally have no voting rights, except as described below.

Voting Rights upon Preferred Distribution Default

A preferred distribution default, or a Preferred Distribution Default, will exist if for six or more quarterly periods (whether or not consecutive), full cumulative distributions are not paid on:

•	the Series A-4 Preferred Shares,

•	any series of preferred stock ranking on parity with the Series A-4 Preferred Shares as to rights to receive distributions and to participate in distributions or payments in the event of any voluntary or involuntary liquidation, dissolution or winding up of Sun, or Series A-4 Parity Preferred Stock,

•	the Series A-4 Preferred Units, or

•	any class or series of OP units issued by the Operating Partnership that rank on parity with the Series A-4 Preferred Units with respect to distributions and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Operating Partnership, or Series A-4 Parity Preferred Units.

Except as described in the last paragraph of this subsection below, if a Preferred Distribution Default occurs, holders of the Series A-4 Preferred Shares, voting together as a class with the holders of all shares of Series A-4 Parity Preferred Stock and upon which like voting rights have been conferred and are exercisable, which we refer to collectively with the Series A-4 Preferred Shares as the Voting Preferred Stock, will be entitled to elect two additional directors to our board of directors, which we refer to as Preferred Stock Directors. The holders of the Voting Preferred Stock shall vote for and elect (and may only vote for and elect) as the Preferred Stock Directors such persons as shall have been selected by a plurality of the votes cast at a separate meeting of the holders of the Voting Preferred Stock, the Series A-4 Preferred Units and any Series A-4 Parity Preferred Units (voting together as a single class) held for such purpose, such meeting to be held with respect to notice and other procedural matters in substantially the same manner as a special meeting of our stockholders. The election of the Preferred Stock Directors will take place at the next annual meeting of stockholders, or at a special meeting of the holders of Series A-4 Preferred Shares and any other class or series of Voting Preferred Stock called for that purpose and each subsequent annual meeting (or special meeting held in its place) unless and until all distributions accumulated on the Series A-4 Preferred Shares, any other class or series of Voting Preferred Stock, the Series A-4 Preferred Units and the Series A-4 Parity Preferred Units have been paid in full for all past distribution periods and the accumulated distribution for the then current distribution period shall have been authorized, declared and fully paid or authorized, declared and a sum sufficient for the payment thereof irrevocably set apart for payment in trust. Each Preferred Stock Director will serve for a one-year term and until the director’s successor is duly elected and qualifies or until the director’s right to hold the office terminates, whichever occurs earlier, and will be entitled to one vote on any matter before the board of directors.

Upon the election of Preferred Stock Directors, the size of our board of directors will be increased by two directors, if not already increased by two by reason of the election of directors by the holders of any class or series of Voting Preferred Stock.

So long as a Preferred Distribution Default continues, any vacancy in the office of a Preferred Stock Director elected under this paragraph may be filled only by action of the other Preferred Stock Director who remains in office or by a vote of the holders of the Voting Preferred Stock when they have the voting rights described above in accordance with the procedures described above. At any time that the voting rights conferred upon the Voting Preferred Stock are exercisable, and notwithstanding anything to the contrary in our bylaws, our secretary may, and upon the written request of holders entitled to cast at least 10% of the votes entitled to be cast by the holders of the Series A-4 Preferred Units, any Series A-4 Parity Preferred Units and the Voting Preferred Stock will, call a special meeting of the holders of the Voting Preferred Stock for the purpose of electing the Preferred Stock Directors. If any such special meeting required to be called as above provided shall not be called by our secretary within 20 days after receipt of any such request, then any holder of Series A-4 Preferred Shares may call such meeting, upon the notice above provided, and for that purpose shall have access to the our stock books.

Subject to the next sentence, any Preferred Stock Director may be removed with or without cause only by the affirmative vote of a majority of the holders of the outstanding Voting Preferred Stock, and may not be removed by the holders of our common stock. The holders of the outstanding Voting Preferred Stock shall only vote to remove a Preferred Stock Director upon the approval of a majority of the votes entitled to be cast by the holders of the Series A-4 Preferred Units, any Series A-4 Parity Preferred Units and the Voting Preferred Stock (voting together as a single class) at a meeting of such holders held for such purpose.

If and when all accumulated distributions on the Series A-4 Preferred Shares, any other class or series of Voting Preferred Stock, the Series A-4 Preferred Units and the Series A-4 Parity Preferred Units shall have been paid in full or authorized, declared, and a sum sufficient for payment thereof has been irrevocably set apart for payment in trust, and a sum sufficient for the then-current distribution period has been authorized, declared and set apart for payment in trust, the voting rights with respect to Preferred Stock Directors will terminate (subject to reinstatement in the event of each and every Preferred Distribution Default), the term of office of each of the Preferred Stock Directors so elected will terminate and the size of our board of directors will be reduced accordingly.

Notwithstanding the foregoing, until May 26, 2017, the Preferred Stock Directors, if any, shall be Randall K. Rowe and James R. Goldman and, if they are serving on our board of directors at the time of a Preferred Distribution Default, the Voting Preferred Stock shall not have the right to appoint additional directors to the board of directors.

Other Voting and Consent Rights

So long as any Series A-4 Preferred Shares remain outstanding, the affirmative vote or consent of the holders of a majority of the outstanding Series A-4 Preferred Shares (voting separately as a class) will be required to:

•	amend, alter, supplement or repeal any of the provisions of our charter (including the articles supplementary establishing the Series A-4 Preferred Shares) in a manner that adversely affects the powers, rights, privileges or preferences of the Series A-4 Preferred Shares or the holders of the Series A-4 Preferred Shares; provided, however, that the creation or issuance of additional shares of our capital stock or other equity securities in accordance with the articles supplementary establishing the Series A-4 Preferred Shares shall not be deemed to adversely affect the powers, rights or preferences of the Series A-4 Preferred Shares; or

•	authorize, create or issue any additional shares of capital stock or other equity securities, or reclassify any existing shares of capital stock or other equity securities into shares ranking senior to or on parity with the Series A-4 Preferred Shares as to distributions and upon our voluntary or involuntary liquidation, dissolution or winding up; except that we may authorize, create and issue: (i) senior shares of capital stock or other equity securities in connection with a subsequent public offering of preferred stock by us, and (ii) any class or series of capital stock or other equity securities expressly designated to rank on parity with the Series A-4 Preferred Shares with respect to distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Company, so long as at the time of the issuance the leverage ratio (as defined in our primary credit facility agreement from time to time) is less than 68.50% (or such other percentage as set forth in the credit facility agreement in which the leverage ratio is defined) and full cumulative distributions on the Series A-4 Preferred Shares for all past distribution periods ending on or prior to such date have been or contemporaneously are declared and paid in cash or declared and contemporaneously a sum sufficient to pay them in full in cash is set apart for payment.

In any matter in which the Series A-4 Preferred Shares are entitled to vote, each Series A-4 Preferred Share will entitle the holder thereof to cast one vote. When holders of Series A-4 Preferred Shares and another class or series of preferred shares are entitled to vote together as a single class on any matter, or when Series A-4 Preferred Shares, any other class or series of Voting Preferred Stock, Series A-4 Preferred Units, and any Series A-4 Parity Preferred Units are entitled to vote together as a single class on any matter, the each such share or unit will have one vote for each $25.00 of liquidation preference payable with respect to such share or unit by us or the Operating Partnership, as applicable.

As to any voting right set forth above, the holders of Series A-4 Preferred Shares have exclusive voting rights on any proposed amendment to our charter that would alter only the contract rights of the Series A-4 Preferred Shares.

Other than as set forth above, holders of the Series A-4 Preferred Shares do not have any voting rights with respect to, and the consent of the holders of the Series A-4 Preferred Shares is not required for, the taking of any corporate action or any action that may otherwise require the vote of our stockholders under our charter or the Maryland General Corporation Law, regardless of the effect that such corporate action may have upon the holders of the Series A-4 Preferred Shares. In addition, the voting provisions above do not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required would occur, we have converted, purchased, redeemed, reacquired or called for redemption upon proper procedures (as set forth above) all outstanding Series A-4 Preferred Shares.

Restrictions on Ownership and Transfer

For us to qualify as a REIT under the Internal Revenue Code, our common stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the issued and outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities such as qualified private pension plans) during the last half of a taxable year (other than the first year) or during a proportionate part of a shorter taxable year.

Because the board of directors believes it is essential for us to continue to qualify as a REIT, our charter, subject to certain exceptions, contains a provision, which we refer to as the Ownership Limit, providing that no holder may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8% in number of shares or value of our outstanding common stock and preferred stock.

Our charter excludes Milton M. Shiffman, Gary A. Shiffman, and Robert B. Bayer; trustees, personal representatives and agents to the extent acting for them or their respective estates; or certain of their respective relatives from the Ownership Limit. These persons may acquire additional shares of stock through the redemption of OP Units, through our equity incentive plans, from other stockholders or otherwise, but in no event will they be entitled to acquire additional shares such that the five largest beneficial owners of our stock hold more than 50% of the total outstanding stock.

Shares of stock purported to be transferred in excess of the Ownership Limit that are not otherwise permitted as provided above will constitute “Excess Shares,” which will be transferred by operation of law to Sun as trustee for the exclusive benefit of the person or persons to whom the Excess Shares are ultimately transferred, until such time as the intended transferee retransfers the Excess Shares. Subject to the Ownership Limit, the Excess Shares may be retransferred by the intended transferee to any person who may hold such Excess Shares at a price not to exceed the price paid by the intended transferee (or the market price of the common stock as of the date of purported transfer, if the intended transferee received the shares of stock as a gift or otherwise did not give value for the shares of stock), at which point the Excess Shares will automatically be exchanged for the stock to which the Excess Shares are attributable. In addition, such Excess Shares held in trust are subject to purchase by Sun in accordance with the terms of our charter, but such compensation may be less than the amount they paid for those Excess Shares.

All certificates representing Series A-4 Preferred Shares will bear a legend referring to the restrictions described above.

These ownership limitations could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority of, shares of common stock might receive a premium for their shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest.

The Series A-4 Preferred Shares are subject to provisions of our charter, including the articles supplementary relating to the Series A-4 Preferred Shares, under which any Series A-4 Preferred Shares owned by a stockholder in excess of the Ownership Limit, will automatically be designated Excess Shares and transferred to a trust for the exclusive benefit of a charitable beneficiary which we will designate. Owners of Excess Shares are entitled to compensation for their Excess Shares in accordance with the terms of our charter, but such compensation may be less than the amount they paid for those Excess Shares.

The articles supplementary relating to the Series A-4 Preferred Shares and our charter contain provisions that allow our board of directors to exempt a person from the Ownership Limit if evidence satisfactory to the board of directors and our tax counsel is presented that the proposed transfer of stock to the intended transferee will not then or in the future jeopardize our status as a REIT, subject to certain conditions.

Preemptive Rights

No holders of the Series A-4 Preferred Shares, as holders, have any preemptive rights to purchase or subscribe for shares of our common stock or any other of our securities.

Form and Listing

The Series A-4 Preferred Shares will be issued and maintained initially in book-entry form registered in the name of the holder thereof. Any holder of Series A-4 Preferred Shares has the right to request a certificate therefor and upon such request made in writing to the transfer agent and registrar for the Series A-4 Preferred Shares, we will cause to be issued a duly executed certificate for such Series A-4 Preferred Shares registered in the name in which the Series A-4 Preferred Shares were held in book-entry form or such other name(s) as specified by the holder in writing.

As of the date of this prospectus, the Series A-4 Preferred Shares are not listed on the NYSE or any other securities exchange or quotation system and are not eligible for deposit with DTC, and therefore may not be traded and serviced through DTC’s electronic book-entry system.

CERTAIN PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS

The following summary of certain provisions of Maryland law, our charter and bylaws and certain indemnification agreements does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law, our charter and bylaws, and the form of such indemnification agreements, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

Our Board of Directors

Our charter and bylaws provide that the number of our directors may be established, increased or decreased only by a majority of our entire board of directors but may not be fewer than three nor, unless our bylaws are amended, more than 15. Each of our directors serves for a one-year term or until his or her successor is duly elected and qualified.

Our bylaws provide that at a meeting of stockholders duly called and at which a quorum is present, a majority of the votes cast for a nominee shall be required to elect that nominee as a director; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which a stockholder has nominated a person for election to the board of directors in compliance with the advance notice requirements for stockholder nominees for director set forth in our bylaws and certain other requirements of our bylaws are satisfied (a “contested election”). Our board of directors could amend our bylaws to alter the vote required in contested elections to be the same as that required in uncontested elections.

If the election of a director nominee requires an approval other than a plurality of the votes cast, it is possible that no nominee would receive the required vote. In the case of a failure to elect one or more directors because the nominees receive votes constituting less than the required vote, the incumbent directors would hold over and continue to serve until the next election of directors and until their successors are duly elected and qualify.

The foregoing provisions are subject to the rights of the holders of one or more classes or series of our preferred stock to elect directors.

Removal of Directors and Vacancies

Our charter provides that a director may be removed only for cause and only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors.

We have elected in our bylaws to be subject to a provision of Maryland law requiring that vacancies on our board of directors as a result of the death or resignation of a director or an increase in the size of the board of directors may be filled only by the remaining directors, whether or not sufficient to constitute a quorum, and that any individual elected to fill such a vacancy will serve for the remainder of the full term of the class of directorship in which the vacancy occurred and until his or her successor is duly elected and qualifies.

Vacancies on our board of directors arising as a result of any reason other than the death or resignation of a director or an increase in the size of the board of directors (e.g., removal of a director) may be filled by a majority of the remaining directors, whether or not sufficient to constitute a quorum. A director elected by the board of directors to fill any such vacancy will serve until the next annual meeting of stockholders and until his or her successor is elected and qualifies. In addition, our stockholders may elect a successor to fill a vacancy on the board of directors which results from the removal of a director, in which case such director will serve for the balance of the term of the removed director.

The foregoing provisions are subject to the rights of the holders of one or more classes or series of our preferred stock to remove directors and fill vacancies on our board of directors. Also, as long as our directors are elected annually, the provisions regarding directors serving for “the remainder of the full term” or the “balance of the term” means until the next annual meeting of stockholders.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances specified under the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any interested stockholder, or an affiliate of such an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Maryland law defines an interested stockholder as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or

•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation.

After such five-year period, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These supermajority approval requirements do not apply for mergers, consolidations or share exchanges if, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. The board of directors may provide that its approval is subject to compliance with any terms and conditions determined by it.

Pursuant to the statute, our board of directors has by resolution exempted Milton M. Shiffman, Robert B. Bayer, and Gary A. Shiffman, their affiliates and all persons acting in concert or as a group with the foregoing, from these provisions of the MGCL and, consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between us and these persons. As a result, these persons may be able to enter into business combinations with us that may not be in the best interests of our stockholders without compliance by us with the supermajority vote requirements and the other provisions of the statute.

Control Share Acquisitions

The MGCL provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights with respect to any control shares except to the extent approved by the affirmative vote of at least two-thirds of the votes entitled to be cast by stockholders in the election of directors generally but excluding shares of stock in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (1) the person who has made or proposes to make the control share acquisition, (2) any officer of the corporation or (3) any employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock that, if aggregated with all other such shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition, directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the control shares. If no request for a special meeting is made, the corporation may itself present the question at any stockholders’ meeting.

If voting rights of control shares are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or, if a stockholders’ meeting is held to consider the voting rights of the control shares (and the voting rights are not approved), as of the date of the meeting. If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all control share acquisitions by any person of shares of our stock. Our board of directors may amend or eliminate this provision at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board as a result of an increase in the size of the board of directors or the death, resignation or removal of a director be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; or

•	a majority requirement for the calling by stockholders of a special meeting of stockholders.

We have elected to be subject to the provisions of Subtitle 8 relating to the filling of vacancies on our board of directors as a result of an increase in the size of the board of directors or the death or resignation of a director. We have not elected to be subject to the provisions of Subtitle 8 relating to the filling of vacancies on our board of directors as a result of the removal of a director, although we may elect to do so in the future. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (1) require a two-thirds vote for the removal of any director from the board, which removal must be for cause; and (2) vest in the board the exclusive power to fix the number of directorships, subject to limitations set forth in our charter and bylaws. We have not elected to have a classified board or a majority requirement for the calling of a special meeting of stockholders. In the future, our board of directors may elect, without stockholder approval, to adopt these requirements pursuant to Subtitle 8 or, unrelated to Subtitle 8, we could amend our bylaws to include a majority requirement for the calling by stockholders of a special meeting of stockholders.

Amendments to Our Charter and Bylaws

Other than amendments permitted to be made without stockholder approval under the MGCL, our charter generally may be amended only if such amendment is declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast two-thirds of the votes entitled to be cast on the matter. Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws or to make new bylaws.

Meetings of Stockholders

Under our bylaws, annual meetings of stockholders will be held each year at a date and time determined by our board of directors. Special meetings of stockholders may be called only by our board of directors, the chairman of our board of directors, our president or our chief executive officer. Additionally, subject to the provisions of our bylaws, special meetings of the stockholders to act on any matter that may properly be considered at a meeting of stockholders must be called by our secretary upon the written request of stockholders entitled to cast at least 10% of the votes entitled to be cast at such meeting on such matter who have requested the special meeting in accordance with the procedures set forth in, and provided the information required by, our bylaws. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting.

Advance Notice of Director Nominations and New Business

Our bylaws provide that:

•	with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders at the annual meeting may be made only:

¡	pursuant to our notice of the meeting;

¡	by or at the direction of our board of directors; or

¡	by a stockholder who was a stockholder of record both at the time the stockholder provides the notice required by our bylaws and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in, and provided the information required by, our bylaws; and

•	with respect to special meetings of stockholders, only the business specified in our company’s notice of meeting may be brought before the meeting of stockholders, and nominations of individuals for election to our board of directors may be made only:

¡	pursuant to our notice of the meeting;

¡	by or at the direction of our board of directors; or

¡	provided that the meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time the stockholder provides the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated, and who has complied with the advance notice provisions set forth in, and provided the information required by, our bylaws.

The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford our board of directors the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of directors, to inform stockholders and make recommendations regarding the nominations or other proposals.

Although our bylaws do not give our board of directors the power to disapprove stockholder nominations and proposals that comply with our bylaws, our bylaws may have the effect of precluding a contest for the election of directors or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors to our board of directors or to approve its own proposal.

Anti-takeover Effect of Certain Provisions of Maryland Law and Our Charter and Bylaws

Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change of control or other transaction that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders, including business combination provisions, supermajority vote and cause requirements for removal of directors, provisions that certain vacancies on our board of directors may be filled only by the remaining directors, for the full term of the class of directors in which the vacancy occurred, the power of our board to issue additional shares of stock of any class or series and to fix the terms of one or more classes or series of stock without stockholder approval, the restrictions on ownership and transfer of our stock and advance notice requirements for director nominations and stockholder proposals. Likewise, if the provision in the bylaws opting out of the control share acquisition provisions of the MGCL were rescinded, these provisions of the MGCL could have similar anti-takeover effects.

Indemnification and Limitation of Directors’ and Officers’ Liability

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and:

¡	was committed in bad faith; or

¡	was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or if the director or officer was adjudged liable on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer, without requiring a preliminary determination of the director’s or officer’s ultimate entitlement to indemnification, upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by the director or officer or on his or her behalf (which need not be secured) to repay the amount paid or reimbursed by the corporation if it is ultimately determined that he or she did not meet the standard of conduct.

Our charter authorizes us to obligate our company and our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•	any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, REIT, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us, with the approval of our board of directors, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Indemnification Agreements

We have entered into indemnification agreements with our executive officers and directors. Under the terms of these agreements, we have agreed (subject to certain exclusions), to hold harmless and indemnify the officer or director who has entered into such an indemnification agreement against any and all expenses, judgments, penalties, fines and amounts paid in settlement, actually and reasonably incurred by such director or officer in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to which such director or officer is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that such director or officer is, was or at any time becomes a director, officer, partner, trustee, employee or agent of our company, or is or was serving or at any time serves at the request of our company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, employee benefit plans), to the fullest extent authorized and permitted by applicable law on the date of such agreements and to such greater extent as applicable law may thereafter permit.

In addition, the indemnification agreements provide that we will make an advance payment of expenses to the officers or directors who have entered into such indemnification agreements, in order to cover a claim relating to any fact or occurrence arising from or relating to events or occurrences specified in the prior paragraph, subject to receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the company as authorized under these agreements.

The indemnification agreements also include provisions that specify the procedures and presumptions, which are to be employed to determine whether such officer or director is entitled to indemnification thereunder.

Restrictions on Ownership and Transfer of our Stock

Because the board of directors believes it is essential for us to continue to qualify as a REIT, our charter, subject to certain exceptions, contains a provision, which we refer to as the Ownership Limit, providing that no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in number of shares or value, of our outstanding common stock and preferred stock. For more information regarding these and other restrictions on the ownership and transfer of our stock, see “Description of Common Stock –Restrictions on Ownership” and “Description of Preferred Stock – Restrictions on Ownership.”

REIT Qualification

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interest to continue to be qualified as a REIT.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of material U.S. federal income tax consequences regarding our company and the ownership and disposition of shares of our common stock and Series A-4 Preferred Shares.

Because this is a summary that is intended to address only material United States federal income tax consequences relating to the ownership and disposition of our common stock and Series A-4 Preferred Shares that will apply to all holders, it may not contain all the information that may be important to you. As you review this discussion, you should keep in mind that:

•	the tax consequences to you may vary depending on your particular tax situation;

•	special rules that are not discussed below may apply to you if, for example, you are a tax-exempt organization, a broker-dealer, a non-U.S. person, a trust, an estate, a regulated investment company, a financial institution, an insurance company, or otherwise subject to special tax treatment under the Code;

•	this summary does not address state, local or non-U.S. tax considerations;

•	this summary deals only with holders that hold our securities as a “capital asset” within the meaning of Section 1221 of the Code; and

•	this discussion is not intended to be, and should not be construed as, tax advice.

You are urged both to review the following discussion and to consult with your own tax advisor to determine the effect of ownership and disposition of our securities on your individual tax situation, including any state, local or non-U.S. tax consequences.

The information in this section is based on the Code, final and temporary Treasury regulations, the legislative history of the Code, administrative interpretations and practices of the Internal Revenue Service, including its practices and policies as endorsed in private letter rulings, which are not binding on the Internal Revenue Service except in the case of the taxpayer to whom a private letter ruling is addressed, and existing court decisions all of which as currently in effect as of the date of this prospectus. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively. We have not obtained any rulings from the Internal Revenue Service concerning the tax treatment of the matters discussed below. Thus, it is possible that the Internal Revenue Service could challenge the statements in this discussion, which do not bind the Internal Revenue Service or the courts, and that a court could agree with the Internal Revenue Service.

Taxation of Sun as a REIT

We have elected to be taxed as a REIT under the Code. A REIT generally is not subject to federal income tax on the income that it distributes to stockholders if it meets the applicable REIT distribution requirements and other requirements for qualification.

We believe that we are organized and have operated, and we intend to continue to operate, in a manner allowing us to qualify as a REIT, but there can be no assurance that we have qualified or will remain qualified as a REIT. Qualification and taxation as a REIT depend upon our ability to meet, through actual annual (or in some cases quarterly) operating results, requirements relating to income, asset ownership, distribution levels and diversity of share ownership, and the various other REIT qualification requirements imposed under the Code. Given the complex nature of the REIT qualification requirements, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, we cannot provide any assurance that our actual operating results will satisfy the requirements for taxation as a REIT under the Code for any particular taxable year.

In the opinion of Jaffe, Raitt, Heuer & Weiss, Professional Corporation, commencing with our taxable year which ended December 31, 1994, we have been organized in conformity with the requirements for qualification as a REIT, and our method of operation enabled us to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion is based on various assumptions and is conditioned upon certain representations made by us as to factual matters. In addition, such qualification and taxation as a REIT depends upon our ability to meet, through actual annual operating results, distribution levels, diversity of stock ownership, and the various qualification tests imposed under the Code discussed below, the results of which have not been and will not be reviewed by Jaffe, Raitt, Heuer & Weiss, Professional Corporation. Accordingly, no assurance can be given that the actual results of our operations in any particular taxable year will satisfy such requirements.

So long as we qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax on our net income that is distributed currently to our stockholders. This treatment substantially eliminates “double taxation” (that is, taxation at both the corporate and stockholder levels) that generally results from an investment in a corporation. However, we will be subject to federal income tax as follows:

•	We will be taxed at regular corporate rates on any undistributed “REIT taxable income.” REIT taxable income is the taxable income of the REIT subject to specified adjustments, including a deduction for dividends paid.

•	Under some circumstances, we may be subject to the “alternative minimum tax” on our items of tax preference.

•	If we have net income from the sale or other disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business, or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on this income.

•	Our net income from “prohibited transactions” will be subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property.

•	If we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a tax equal to the greater of (1) the amount by which 75% of our gross income exceeds the amount of our income qualifying under the 75% test for the taxable year or (2) the amount by which 95% of our gross income exceeds the amount of our income qualifying for the 95% income test for the taxable year, multiplied by a fraction intended to reflect our profitability.

•	If we fail to satisfy any of the asset tests (other than a failure by a de minimis amount of the 5% or 10% asset tests) and we qualify for and satisfy certain cure provisions, then we will have to pay an excise tax equal to the greater of (1) $50,000 and (2) an amount determined by multiplying (x) the net income generated during a specified period by the assets that caused the failure by (y) the highest federal income tax applicable to corporations.

•	If we fail to satisfy any REIT requirements other than the income test or asset test requirements and we qualify for a reasonable cause exception, then we will have to pay a penalty equal to $50,000 for each such failure.

•	We will be subject to a 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which federal income tax was paid, if we fail to distribute during each calendar year at least the sum of:

(1)	85% of our REIT ordinary income for the year;

(2)	95% of our REIT capital gain net income for the year; and

(3)	any undistributed taxable income from prior taxable years.

•	We will be subject to a 100% penalty tax on some payments we receive (or on certain expenses deducted by a taxable REIT subsidiary) if arrangements among us, our tenants and our taxable REIT subsidiaries are not comparable to similar arrangements among unrelated parties.

•	If we should acquire any asset from a “C” corporation in a carry-over basis transaction and we subsequently recognize gain on the disposition of such asset during the ten-year recognition period beginning on the date on which we acquired the asset, then, to the extent of any built-in gain, such gain will be subject to tax at the highest regular corporate rate. Built-in gain means the excess of (a) the fair market value of the asset as of the beginning of the applicable recognition period over (b) the adjusted basis in such asset as of the beginning of such recognition period.

•	Income earned by our taxable REIT subsidiaries will be subject to tax at regular corporate rates.

•	We may be required to pay penalties to the Internal Revenue Service in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders or we elect to preserve REIT qualification in the case of certain inadvertent failures of the REIT rules.

Requirements for Qualification as a REIT

We elected to be taxable as a REIT for federal income tax purposes for our taxable year ended December 31, 1994 and for all subsequent taxable years. In order to have so qualified, we must have met and continue to meet the requirements discussed below, relating to our organization, sources of income, nature of assets and distributions of income to stockholders.

The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code;

(4)	that is neither a financial institution nor an insurance company subject to applicable provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)	during the last half of each taxable year not more than 50% in value of the outstanding shares of which is owned directly or indirectly by five or fewer individuals, as defined in the Code to include specified entities;

(7)	that makes an election to be taxable as a REIT, or has made this election for a previous taxable year which has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the Internal Revenue Service that must be met to elect and maintain REIT status;

(8)	that uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the Code and regulations promulgated thereunder; and

(9)	that meets other applicable tests, described below, regarding the nature of its income and assets and the amount of its distributions.

Conditions (1), (2), (3) and (4) above must be met during the entire taxable year and condition (5) above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. For purposes of determining stock ownership under condition (6) above, a supplemental unemployment compensation benefits plan, a private foundation and a portion of a trust permanently set aside or used exclusively for charitable purposes generally are each considered an individual. A trust that is a qualified trust under Code Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust are treated as holding shares of a REIT in proportion to their actuarial interests in the trust for purposes of condition (6) above.

We believe that we have issued sufficient shares of common stock with sufficient diversity of ownership to allow us to satisfy conditions (5) and (6) above. In addition, our charter contains restrictions regarding the transfer of shares of common stock that are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. These restrictions, however, may not ensure that we will be able to satisfy these share ownership requirements.

To monitor its compliance with condition (6) above, a REIT is required to send annual letters to its stockholders requesting information regarding the actual ownership of its shares. If we comply with the annual letters requirement and we do not know or, exercising reasonable diligence, would not have known of our failure to meet condition (6) above, then we will be treated as having met condition (6) above.

To qualify as a REIT, we cannot have at the end of any taxable year any undistributed earnings and profits that are attributable to a non-REIT taxable year. We do not believe that we have any non-REIT earnings and profits and believe that we therefore satisfy this requirement.

Qualified REIT Subsidiaries

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” the separate existence of that subsidiary will be disregarded for federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary (discussed below), all of the stock of which is owned by the REIT. All assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. A qualified REIT subsidiary of Sun will not be subject to federal corporate income taxation, although it may be subject to state and local taxation in some states.

Taxable REIT Subsidiaries

A “taxable REIT subsidiary” of Sun is a corporation in which we directly or indirectly own stock and that elects, together with us, to be treated as a taxable REIT subsidiary under Section 856(l) of the Code. In addition, if one of our taxable REIT subsidiaries owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as our taxable REIT subsidiary. A taxable REIT subsidiary is a corporation subject to federal income tax, and state and local income tax where applicable, as a regular “C” corporation.

Generally, a taxable REIT subsidiary can perform some impermissible tenant services without causing us to receive impermissible tenant services income under the REIT income tests. A taxable REIT subsidiary also can recognize income that would be subject to the 100% prohibited transaction tax, or income that would be non-qualifying income under the gross income tests, if earned by a REIT. However, several provisions regarding the arrangements between a REIT and its taxable REIT subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of federal income taxation. For example, a taxable REIT subsidiary is limited in its ability to deduct interest payments in excess of a certain amount made to us. In addition, we will be obligated to pay a 100% penalty tax on some payments that we receive or on certain expenses deducted by the taxable REIT subsidiary if the economic arrangements between us, our tenants and the taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties.

Ownership of Partnership Interests by a REIT

A REIT that is a partner in a partnership (or a member in a limited liability company or other entity that is treated as a partnership for federal income tax purposes) will be deemed to own its proportionate share of the assets of the partnership and will be deemed to earn its proportionate share of the partnership’s income. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests applicable to REITs as described below. Thus, our proportionate share of the assets and items of income of any entity taxable as a partnership for federal income tax purposes in which we hold an interest, such as the Operating Partnership, will be treated as our assets and liabilities and our items of income for purposes of applying the requirements described in this prospectus. The assets, liabilities and items of income of any partnership in which we own an interest include such entity’s share of the assets and liabilities and items of income with respect to any partnership in which it holds an interest.

Income Tests Applicable to REITs

To qualify as a REIT, we must satisfy two gross income tests. First, at least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property, including “rents from real property,” gains on the disposition of real estate, distributions paid by another REIT and interest on obligations secured by mortgages on real property or on interests in real property, or from some types of temporary investments. Second, at least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from any combination of income qualifying under the 75% test and distributions, interest, and gain from the sale or disposition of stock or securities.

Rents received by us will qualify as rents from real property in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents received from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a taxable REIT subsidiary and at least 90% of the property is leased to unrelated tenants and the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated tenants for comparable space, or the property leased to the taxable REIT subsidiary is a hotel and certain other requirements are satisfied. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

Generally, for rents to qualify as rents from real property for the purpose of satisfying the gross income tests, we may provide directly only an insignificant amount of services, unless those services are “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.”

Accordingly, we may not provide “impermissible services” to tenants (except through an independent contractor from whom we derive no revenue and that meets other requirements or through a taxable REIT subsidiary) without giving rise to “impermissible tenant service income.” Impermissible tenant service income is deemed to be at least 150% of our direct cost of providing the service. If the impermissible tenant service income exceeds 1% of our total income from a property, then all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant service income from a property does not exceed 1% of our total income from the property, the services will not “taint” the other income from the property (that is, it will not cause the rent paid by tenants of that property to fail to qualify as rents from real property), but the impermissible tenant service income will not qualify as rents from real property.

We have provided and will provide services with respect to the manufactured housing communities. We believe that the services with respect to our communities that have been and will be provided by us are usually or customarily rendered in connection with the rental of space for occupancy only and are not otherwise rendered to particular tenants, or, if considered impermissible services, income from the provision of such services with respect to a given property has not and will not exceed 1% of all amounts received by us from such property. Therefore, we believe that the provision of such services has not and will not cause rents received with respect to our communities to fail to qualify as rents from real property. We believe that services with respect to our communities that may not be provided by us directly without jeopardizing the qualification of rent as rents from real property have been and will be performed by independent contractors or taxable REIT subsidiaries.

We have not charged, and do not anticipate charging, rent that is based in whole or in part on the income or profits of any person. We have not derived, and do not anticipate deriving, rent attributable to personal property leased in connection with real property that exceeds 15% of the total rents.

We may in the future acquire equity stakes in additional taxable REIT subsidiaries, which do not constitute real estate assets. Gain from a sale or other taxable disposition of these interests will constitute income satisfying the 95% income test, but not the 75% income test. The need to satisfy the 75% income test may adversely affect the time at which we chose to sell or dispose of one or more of these investments, depending on the appreciation of these equity interests, if any.

We have earned and continue to earn amounts of non-qualifying income. For example, we earn fees related to the management of properties that are not wholly-owned by us. We believe that the amount of non-qualifying income generated from these activities has not affected and will not affect our ability to meet the gross income tests.

Any gain realized by us on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless such property has been held by us for not less than two years and certain other requirements are satisfied or the gain is realized in a taxable REIT subsidiary. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances of a particular transaction. We generally intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning and operating properties, and to make occasional sales of properties as are consistent with our investment objectives. We cannot provide any assurance, however, that the Internal Revenue Service might not contend that one or more of these sales are subject to the 100% penalty tax. We intend to hold assets developed or held for sale in taxable REIT subsidiaries. Although a taxable REIT subsidiary is not subject to the 100% penalty tax, it does pay tax on its taxable income and gains at regular corporate rates.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Code. These relief provisions generally will be available if our failure to meet the tests is due to reasonable cause and not due to willful neglect and, following our identification of such failure for any taxable year, we file a schedule describing each item of our gross income described in the gross income tests in accordance with the applicable Treasury Regulations. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because non-qualifying income that we intentionally incur exceeds the limits on non-qualifying income, the Internal Revenue Service could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will fail to qualify as a REIT. As discussed under “—Taxation of Sun as a REIT,” even if these relief provisions apply, a tax would be imposed based on the amount of non-qualifying income.

Asset Tests Applicable to REITs

At the close of each quarter of our taxable year, we must satisfy several tests relating to the nature of our assets:

(1)	at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items (including receivables) and government securities;

(2)	not more than 25% of our total assets may be represented by securities other than those in the 75% asset class;

(3)	except for investments in qualified REIT subsidiaries, taxable REIT subsidiaries, equity interests in REITS or other securities that qualify as “real estate assets” for purposes of the test described in clause (1): the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets; we may not own more than 10% of any one issuer’s outstanding voting securities; and we may not own more than 10% of the value of the outstanding securities of any one issuer; and

(4)	not more than 25% of our total assets may be represented by securities of one or more taxable REIT subsidiaries.

Securities for purposes of the asset tests may include debt securities. However, certain debt of an issuer will not count as a security for purposes of the 10% value test, including: (1) debt securities that are “straight debt” as defined in Section 1361 of the Code, as modified by Section 856(m); (2) debt from an issuer who is an individual; or (3) non-straight debt, but only if the REIT possesses an aggregate value of not more than one percent of the value of the issuer’s outstanding securities.

We believe that the aggregate value of our taxable REIT subsidiaries does not exceed 25% of the aggregate value of our gross assets. With respect to each issuer in which we currently own an interest that does not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary, we believe that our pro rata share of the value of the securities, including debt, of any such issuer does not exceed 5% of the total value of our assets and that we comply with the 10% voting securities limitation and 10% value limitation with respect to each such issuer. In this regard, however, we cannot provide any assurance that the Internal Revenue Service might not disagree with our determinations.

After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT if we fail to satisfy the 25% and 5% asset tests and the 10% value limitation at the end of a later quarter solely by reason of changes in the relative values of our assets. If the failure to satisfy the 25% or 5% asset tests or the 10% value limitation results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take any available actions within 30 days after the close of any quarter as may be required to cure any noncompliance with the 25% or 5% asset tests or 10% value limitation.

Moreover, if we fail to satisfy any of the asset tests at the end of a calendar quarter during a taxable year and such failure is not cured within 30 days as described above, we will not lose our REIT status if one of the following additional exceptions applies: (A) the failure is due to a violation of the 5% or 10% asset tests and is “de minimis” (for this purpose, a “de minimis” failure is one that arises from our ownership of assets the total value of which does not exceed the lesser of 1% of the total value of our assets at the end of the quarter in which the failure occurred and $10 million) and we either dispose of the assets that caused the failure or otherwise satisfy any of the asset tests within 6 months after the last day of the quarter in which our identification of the failure occurred; or (B) the failure is due to a violation of any of the asset tests (other than a “de minimis” violations of the 5% or 10% asset tests) and all of the following requirements are satisfied: (i) the failure is due to reasonable cause and not willful neglect, (ii) we file a schedule in accordance with Treasury Regulations providing a description of each asset that caused the failure, (iii) we either dispose of the assets that caused the failure or otherwise satisfy the asset tests within 6 months after the last day of the quarter in which our identification of the failure occurred, and (iv) we pay an excise tax equal to the greater of (x) $50,000 and (y) an amount determined by multiplying the net income generated during a specified period by the assets that caused the failure by the highest federal income tax applicable to corporations.

Annual Distribution Requirements Applicable to REITs

To qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders each year in an amount at least equal to (1) the sum of (a) 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain, and (b) 90% of the net income, after tax, from foreclosure property, minus (2) the sum of certain specified items of noncash income. In addition, if we recognize any built-in gain, we will be required, under Treasury regulations, to distribute at least 90% of the built-in gain, after tax, recognized on the disposition of the applicable asset. See “—Taxation of Sun as a REIT” for a discussion of the possible recognition of built-in gain. These distributions must be paid either in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the prior year and if paid with or before the first regular dividend payment date after the declaration is made.

We believe that we have made and intend to continue to make timely distributions sufficient to satisfy the annual distribution requirements.

We anticipate having sufficient cash or liquid assets to enable us to satisfy the 90% distribution requirement. It is possible, however, that we, from time to time, may not have sufficient cash or other liquid assets to meet this distribution requirement or to distribute such greater amount as may be necessary to avoid income and excise taxation, due to timing differences between (a) the actual receipt of income and the actual payment of deductible expenses and (b) the inclusion of such income and the deduction of such expenses in arriving at our taxable income, or as a result of nondeductible expenses such as principal amortization or capital expenditures in excess of noncash deductions. In the event that such timing differences occur, we may find it necessary to arrange for borrowings or, if possible, pay taxable stock dividends in order to meet the dividend requirement.

Under some circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying dividends to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. We will refer to such dividends as “deficiency dividends.” Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. We will, however, be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we are subject to tax on these amounts at regular corporate tax rates.

We will be subject to a 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which federal income tax was paid, if we fail to distribute during each calendar year at least the sum of:

(1)	85% of our REIT ordinary income for the year;

(2)	95% of our REIT capital gain net income for the year; and

(3)	any undistributed taxable income from prior taxable years.

A REIT may elect to retain rather than distribute all or a portion of its net capital gains and pay the tax on the gains. In that case, a REIT may elect to have its stockholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by the REIT. For purposes of the 4% excise tax described above, any retained amounts would be treated as having been distributed.

Record-Keeping Requirements

We are required to comply with applicable record-keeping requirements. Failure to comply could result in monetary fines.

Failure of Sun to Qualify as a REIT

If we fail to satisfy any REIT requirements (other than the income test or asset test requirements, to which specific cure provisions apply), we generally will be eligible for relief from REIT disqualification if the failure is due to reasonable cause and not willful neglect and we pay a penalty of $50,000 with respect to such failure. It is not possible to state whether in all circumstances we would be entitled to such statutory relief.

If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax on our taxable income at regular corporate rates, including any applicable alternative minimum tax. Distributions to stockholders in any year in which we fail to qualify will not be deductible by us nor will they be required to be made. In such event, to the extent of current or accumulated earnings and profits, all distributions to stockholders will be taxable as dividend income. Subject to limitations of the Code, corporate stockholders may be eligible for the dividends-received deduction and non-corporate stockholders may be eligible to treat the dividends received from us as qualified dividend income taxable as net capital gains under the provisions of Section 1(h)(11) of the Code. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from electing to be taxed as a REIT for the four taxable years following the year during which qualification was lost.

Taxation of U.S. Stockholders

When we refer to a United States stockholder, we mean a beneficial owner of a share of our common stock that is, for United States federal income tax purposes:

(1)	a citizen or resident, as defined in Section 7701(b) of the Code, of the United States;

(2)	a corporation or partnership, or other entity treated as a corporation or partnership for federal income tax purposes, created or organized under the laws of the United States, any state or the District of Columbia;

(3)	an estate the income of which is subject to federal income taxation regardless of its source; or

(4)	in general, a trust subject to the primary supervision of a United States court and the control of one or more United States persons.

Generally, in the case of a partnership that holds our common stock, any partner that would be a U.S. stockholder if it held the common stock directly is also a U.S. stockholder. A “non-U.S. stockholder” is a holder, including any partner in a partnership that holds our common stock, that is not a U.S. stockholder.

Distributions by Sun

So long as we qualify as a REIT, distributions to U.S. stockholders out of our current or accumulated earnings and profits that are not designated as capital gain distributions will be taxable as dividend income and will not be eligible for the dividends received deduction generally available for corporations and generally will not be eligible for treatment as qualified dividend income by non-corporate stockholders. Distributions in excess of our current and accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that the distributions do not exceed the adjusted tax basis of the stockholder’s shares. Rather, such distributions will reduce the adjusted basis of such shares. Distributions in excess of current and accumulated earnings and profits that exceed the U.S. stockholder’s adjusted basis in its shares will be treated as gain from the sale or exchange of such shares taxable as capital gains in the amount of such excess if the shares are held as a capital asset. If we declare a distribution in October, November or December of any year with a record date in one of these months and pay the distribution on or before January 31 of the following year, we will be treated as having paid the distribution, and the stockholder will be treated as having received the distribution, on December 31 of the year in which the distribution was declared.

We may elect to designate distributions of our net capital gain as “capital gain dividends.” Capital gain dividends are taxed to stockholders as gain from the sale or exchange of a capital asset held for more than one year, without regard to how long the U.S. stockholder has held its shares. If we designate any portion of a distribution as a capital gain dividend, a U.S. stockholder will receive an Internal Revenue Service Form 1099-DIV indicating the amount that will be taxable to the stockholder as capital gain. Corporate stockholders, however, may be required to treat up to 20% of capital gain dividends as ordinary income.

Instead of paying capital gain dividends, we may choose to retain all or part of our net capital gain and designate such amount as “undistributed capital gain.” We will be subject to tax at regular corporate rates on any undistributed capital gain.

A U.S. stockholder:

(1)	will include in its income as long-term capital gains its proportionate share of such undistributed capital gains; and

(2)	will be deemed to have paid its proportionate share of the tax paid by us on such undistributed capital gains and receive a credit or a refund to the extent that the tax paid by us exceeds the U.S. stockholder’s tax liability on the undistributed capital gain.

A U.S. stockholder will increase the basis in its common stock by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid. Our earnings and profits will be adjusted appropriately.

We will classify portions of any designated capital gain dividend or undistributed capital gain as either:

(1)	a 15% rate gain distribution, which would be taxable to non-corporate U.S. stockholders at a maximum rate of 20%; or

(2)	an “unrecaptured Section 1250 gain” distribution, which would be taxable to non-corporate U.S. stockholders at a maximum rate of 25%.

We must determine the maximum amounts that we may designate as 15% and 25% rate capital gain dividends by performing the computation required by the Code as if the REIT were an individual whose ordinary income were subject to a marginal tax rate in excess of 25%.

Distributions made by us and gain arising from the sale or exchange by a U.S. stockholder of shares will not be treated as passive activity income, and as a result, U.S. stockholders generally will not be able to apply any “passive losses” against this income or gain. In addition, taxable distributions from our company generally will be treated as investment income for purposes of the investment interest limitations and the 3.8% tax on “net investment income.” A U.S. stockholder may elect to treat capital gain dividends and capital gains from the disposition of shares as investment income for purposes of the investment interest limitation, in which case the applicable capital gains will be taxed at ordinary income rates. We will notify stockholders regarding the portions of distributions for each year that constitute ordinary income, return of capital and capital gain. U.S. stockholders may not include in their individual income tax returns any net operating losses or capital losses of our company. Our operating or capital losses would be carried over for potential offset against our future income, subject to applicable limitations.

Sales of Shares

Upon any taxable sale or other disposition of shares, a U.S. stockholder will recognize gain or loss for federal income tax purposes in an amount equal to the difference between:

(1)	the amount of cash and the fair market value of any property received on the sale or other disposition; and

(2)	the holder’s adjusted basis in the shares for tax purposes.

This gain or loss will be a capital gain or loss if the shares have been held by the U.S. stockholder as a capital asset. The applicable tax rate will depend on the stockholder’s holding period in the asset (generally, if an asset has been held for more than one year it will produce long-term capital gain) and the stockholder’s tax bracket. The Internal Revenue Service has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for noncorporate stockholders) to a portion of capital gain realized by a noncorporate stockholder on the sale of REIT shares that would correspond to the REIT’s “unrecaptured Section 1250 gain.” Stockholders are urged to consult with their own tax advisors with respect to their capital gain tax liability. A corporate U.S. stockholder will be subject to tax at a maximum rate of 35% on capital gain from the sale of our company’s shares. In general, any loss recognized by a U.S. stockholder upon the sale or other disposition of shares that have been held for six months or less, after applying the holding period rules, will be treated as a long-term capital loss, to the extent of distributions received by the U.S. stockholder from us that were required to be treated as long-term capital gains. All or a portion of any loss realized upon a taxable disposition of shares may be disallowed if other shares are purchased within 30 days before or after the date of disposition. Certain non-corporate U.S. stockholders may also have to pay a 3.8% “net investment tax” on any gain recognized upon the taxable sale of shares, subject to certain adjusted gross income limitations.

Taxation of Tax-Exempt Stockholders

Provided that a tax-exempt stockholder has not held its common stock as “debt financed property” within the meaning of the Code, the dividend income from our company will not be unrelated business taxable income, referred to as UBTI, to a tax-exempt stockholder. Similarly, gain from the sale of shares will not constitute UBTI unless the tax-exempt stockholder has held its shares as debt financed property within the meaning of the Code or is a dealer in the shares.

However, for tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, income from an investment in our company will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Code. These tax-exempt stockholders should consult their own tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension held REIT” are treated as UBTI if received by any trust which is described in Section 401(a) of the Code, is tax-exempt under Section 501(a) of the Code and holds more than 10%, by value, of the interests in the REIT.

Tax-exempt pension funds that are described in Section 401(a) of the Code are referred to below as “pension trusts.”

A REIT is a pension held REIT if it meets the following two tests:

(1)	it qualified as a REIT only by reason of Section 856(h)(3) of the Code, which provides that stock owned by pension trusts will be treated, for purposes of determining if the REIT is closely held, as owned by the beneficiaries of the trust rather than by the trust itself; and

(2)	either (a) at least one pension trust holds more than 25% of the value of the REIT’s stock, or (b) a group of pension trusts each individually holding more than 10% of the value of the REIT’s shares, collectively owns more than 50% of the value of the REIT’s shares.

The percentage of any REIT dividend treated as UBTI is equal to the ratio of the UBTI earned by the REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT. An exception applies where the percentage is less than 5% for any taxable year.

U.S. Taxation of Non-U.S. Stockholders

Distributions by Sun

Distributions by us to a non-U.S. stockholder that are neither attributable to gain from sales or exchanges by us of “U.S. real property interests” nor designated by us as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. These distributions ordinarily will be subject to withholding of U.S. federal income tax on a gross basis at a rate of 30%, or a lower rate as permitted under an applicable income tax treaty, unless the dividends are treated as effectively connected with the conduct of a U.S. trade or business. Under some treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from REITs. Dividends that are effectively connected with a trade or business will be subject to tax on a net basis, that is, after allowance for deductions, at graduated rates, in the same manner as U.S. stockholders are taxed with respect to these dividends, and generally will not be subject to withholding. Applicable certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exemption. Any dividends received by a corporate non-U.S. stockholder that is engaged in a U.S. trade or business also may be subject to an additional branch profits tax at a 30% rate, or lower applicable treaty rate.

Distributions in excess of our current and accumulated earnings and profits that exceed the non-U.S. stockholder’s adjusted tax basis in its common stock will be taxable to a non-U.S. stockholder as gain from the sale of common stock, which is discussed below. Distributions in excess of our current or accumulated earnings and profits that do not exceed the adjusted tax basis of the non-U.S. stockholder in its common stock will reduce the non-U.S. stockholder’s adjusted tax basis in its common stock and will not be subject to U.S. federal income tax, but will be subject to U.S. withholding tax as described below.

We expect to withhold U.S. income tax at the rate of 30% on any dividend distributions (including distributions that later may be determined to have been in excess of current and accumulated earnings and profits) made to a non-U.S. stockholder unless:

(1)	a lower treaty rate applies and the non-U.S. stockholder files an Internal Revenue Service Form W-8BEN evidencing eligibility for that reduced treaty rate with us; or

(2)	the non-U.S. stockholder files an Internal Revenue Service Form W-8ECI with us claiming that the distribution is income effectively connected with the conduct of a trade or business within the U.S.

Under the Foreign Investment in Real Property Tax Act, which is referred to as “FIRPTA,” we may be required to withhold at least 10% of any distribution in excess of our current and accumulated earnings and profits, even if a lower treaty rate applies and the non-U.S. stockholder is not liable for tax on the receipt of that distribution. However, a non-U.S. stockholder may seek a refund of these amounts from the Internal Revenue Service if the non-U.S. stockholder’s U.S. tax liability with respect to the distribution is less than the amount withheld.

Distributions to a non-U.S. stockholder that are designated by us at the time of the distribution as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally should not be subject to U.S. federal income taxation unless:

(1)	the investment in the common stock is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to any gain, except that a stockholder that is a foreign corporation also may be subject to the 30% branch profits tax, as discussed above, or

(2)	the non-U.S. stockholder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year, in which case the nonresident alien individual generally will be subject to a 30% tax on the individual’s capital gains.

Under FIRPTA, subject to the exception discussed below for 5% or smaller holders of regularly traded classes of stock, distributions to a non-U.S. stockholder that are attributable to gain from sales or exchanges by us of U.S. real property interests, whether or not designated as a capital gain dividend, will cause the non-U.S. stockholder to be treated as recognizing gain that is income effectively connected with a U.S. trade or business. Non-U.S. stockholders will be taxed on this gain at the same rates applicable to U.S. stockholders, subject to a special alternative minimum tax in the case of nonresident alien individuals. Also, this gain may be subject to a 30% branch profits tax in the hands of a non-U.S. stockholder that is a corporation.

We will be required to withhold and remit to the Internal Revenue Service 35% of any distributions to non-U.S. stockholders that are designated as capital gain dividends, or, if greater, 35% of a distribution that could have been designated as a capital gain dividend. Distributions can be designated as capital gains to the extent of our net capital gain for the taxable year of the distribution. The amount withheld is creditable against the non-U.S. stockholder’s United States federal income tax liability. A non-U.S. stockholder whose U.S. federal income tax liability under FIRPTA exceeds amounts withheld by us will be required to file a U.S. federal income tax return for the taxable year.

A non-U.S. stockholder that owns no more than 5% of our common stock at all times during the one-year period ending on the date of the distribution will not be subject to federal income tax under FIRPTA with respect to distributions that are attributable to gain from our sale or exchange of U.S. real property interests, provided that our common stock is regularly traded on an established securities market.

Although the law is not clear on the matter, it appears that amounts designated by us as undistributed capital gains in respect of the common stock held by U.S. stockholders generally should be treated with respect to non-U.S. stockholders in the same manner as actual distributions by us of capital gain dividends. Under that approach, the non-U.S. stockholders would be able to offset as a credit against their United States federal income tax liability resulting therefrom an amount equal to their proportionate share of the tax paid by us on the undistributed capital gains, and to receive from the Internal Revenue Service a refund to the extent their proportionate share of this tax paid by our company exceeds their actual United States federal income tax liability.

Sale of Common Stock

Gain recognized by a non-U.S. stockholder upon the sale or exchange of our common stock generally would not be subject to United States taxation unless:

(1)	the gain is effectively connected with the conduct of a U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as domestic stockholders with respect to any gain;

(2)	the non-U.S. stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s net capital gains for the taxable year; or

(3)	our common stock constitutes a U.S. real property interest within the meaning of FIRPTA, as described below.

Our common stock will not constitute a U.S. real property interest if we are a domestically controlled qualified investment entity. We will be a domestically controlled qualified investment entity if, at all times during a specified testing period, less than 50% in value of our stock is held directly or indirectly by non-U.S. stockholders.

Because our common stock is publicly traded, we cannot guarantee that we are or will continue to be a domestically controlled qualified investment entity.

Even if we are a domestically controlled qualified investment entity, upon disposition of our stock, a non-U.S. stockholder may be treated as having gain from the sale or exchange of a U.S. real property interest if the non-U.S. stockholder (1) disposes of an interest in our stock during the 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from sale or exchange of a U.S. real property interest and (2) acquires, enters into a contract or option to acquire, or is deemed to acquire, other shares of our stock during the 61-day period that begins on the same day as the 30-day period described in clause (1) of this sentence. This rule does not apply if the exception for distributions to 5% or smaller holders of regularly traded classes of stock is satisfied.

Even if we do not qualify as a domestically controlled qualified investment entity at the time a non-U.S. stockholder sells its common stock, our stock sold by such stockholder would not be considered a U.S. real property interest if:

(1)	the class or series of stock sold is considered regularly traded under applicable Treasury regulations on an established securities market, such as the NYSE; and

(2)	the selling non-U.S. stockholder owned, actually or constructively, 5% or less in value of the outstanding class or series of stock being sold throughout the five-year period ending on the date of the sale or exchange.

If gain on the sale or exchange of our common stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to regular U.S. income tax with respect to any gain in the same manner as a taxable U.S. stockholder, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals.

Information Reporting and Backup Withholding Tax Applicable to Stockholders

U.S. Stockholders

In general, information reporting requirements will apply to payments of distributions on our common stock and payments of the proceeds of the sale of our common stock to some stockholders, unless an exception applies. Further, the payer will be required to withhold backup withholding tax at the rate of 28% if:

(1)	the payee fails to furnish a taxpayer identification number, or TIN, to the payer or to establish an exemption from backup withholding;

(2)	the Internal Revenue Service notifies the payer that the TIN furnished by the payee is incorrect; or

(3)	the payee fails to certify under the penalty of perjury that the payee is not subject to backup withholding under the Code.

Some stockholders, including corporations, will be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to a stockholder will be allowed as a credit against the stockholder’s United States federal income tax and may entitle the stockholder to a refund, provided that the required information is furnished to the Internal Revenue Service.

Non-U.S. Stockholders

Generally, information reporting will apply to payments of distributions on our common stock, and backup withholding at a rate of 28% may apply, unless the payee certifies that it is not a U.S. person or otherwise establishes an exemption.

The payment of the proceeds from the disposition of Sun common stock to or through the U.S. office of a U.S. or foreign broker will be subject to information reporting and, possibly, backup withholding unless the non-U.S. stockholder certifies as to its non-U.S. status or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the stockholder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The proceeds of the disposition by a non-U.S. stockholder of our common stock to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. tax purposes or a foreign person 50% or more of whose gross income from all sources for specified periods is from activities that are effectively connected with a U.S. trade or business, information reporting generally will apply unless the broker has documentary evidence as to the non-U.S. stockholder’s foreign status and has no actual knowledge to the contrary.

Applicable Treasury regulations provide presumptions regarding the status of stockholders when payments to the stockholders cannot be reliably associated with appropriate documentation provided to the payer. Because the application of these Treasury regulations varies depending on the stockholder’s particular circumstances, you are urged to consult your tax advisor regarding the information reporting requirements applicable to you.

Other Tax Consequences for Sun and Its Stockholders

We and our stockholders may be subject to state and local taxation in various state or local jurisdictions, including those in which we or they transact business or reside. The state and local tax treatment of us and our stockholders may not conform to the federal income tax consequences discussed above. Consequently, prospective investors should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our securities.

To the extent that we and the taxable REIT subsidiaries are required to pay federal, state or local taxes, we will have less cash available for distribution to stockholders.

Legislative or Other Actions Affecting REITs and Stockholders

The present federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the U.S. Treasury Department, which may result in statutory changes as well as revisions to regulations and interpretations. Dividends paid by REITs will generally not constitute qualified dividend income eligible for the 15% tax rate for stockholders that are taxable as individuals, trusts and estates and will generally be taxable at the higher ordinary income tax rates.

Tax Considerations Applicable to the Series A-4 Preferred Shares

This summary does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction or the tax considerations arising under U.S. federal estate, gift and other tax laws. In addition, this discussion does not address all tax considerations that may be applicable to the particular circumstances of the beneficial owners of the Series A-4 Preferred Shares or to beneficial owners of the Series A-4 Preferred Shares that may be subject to special tax rules, such as, for example:

•	brokers and dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of tax accounting for their securities holdings;

•	banks, insurance companies, or other financial institutions;

•	real estate investment trusts and regulated investment companies and stockholders of such entities;

•	controlled foreign corporations and passive foreign investment companies and stockholders of such corporations;

•	tax-exempt organizations, retirement plans, individual retirement accounts and tax-deferred accounts;

•	persons who have ceased to be citizens or residents of the United States;

•	U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

•	persons that will hold the Series A-4 Preferred Shares as a position in a hedging transaction, straddle, conversion transaction, wash sale or other risk reduction transaction;

•	persons deemed to sell the Series A-4 Preferred Shares under the constructive sale provisions of the Internal Revenue Code;

•	persons subject to the alternative minimum tax; and

•	partnerships (or other entities or arrangements classified as partnerships for U.S. federal income tax purposes) or other pass-through entities, and beneficial owners of pass-through entities.

If any entity or arrangement classified as a partnership holds Series A-4 Preferred Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. If you are a partnership holding the Series A-4 Preferred Shares or a partner in such partnership, you should consult your tax advisor regarding the tax consequences of the purchase, ownership and disposition of the Series A-4 Preferred Shares.

This summary of certain Material U.S. Federal Income Tax Considerations is for general information only and is not tax advice. This summary is not binding on the IRS. We have not sought, and will not seek, any ruling from the IRS with respect to the statements made in this summary, and there can be no assurance that the IRS will not take a position contrary to these statements or that a contrary position taken by the IRS would not be sustained by a court.

If you are considering purchasing Series A-4 Preferred Shares, you are urged to consult your own tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax considerations arising under the U.S. federal estate or gift tax rules, under the laws of any state, local, or foreign taxing jurisdiction or under any applicable income tax treaty.

Taxation of Stockholders of Series A-4 Preferred Shares Generally

The sections above titled “– Taxation of U.S. Stockholders, – Taxation of Tax-Exempt Stockholders and, – U.S. Taxation of Non-U.S. Stockholders,” describe in general the tax treatment of distributions that we make in respect of any of our shares and the tax consequences that arise from the sale or disposition of our shares. The discussion below supplements the discussion set out in those sections with respect to an investment in Series A-4 Preferred Shares.

Conversion of Series A-4 Preferred Shares

Subject to the discussion below, assuming that Series A-4 Preferred Shares will not be converted at a time when there are distributions in arrears, in general, no gain or loss will be recognized by a U.S. stockholder (as defined below) for U.S. federal income tax purposes upon the conversion of our Series A-4 Preferred Shares into shares of our common stock. Thus, the initial tax basis that such U.S. stockholder will have for tax purposes in the shares of our common stock received will be equal to the adjusted tax basis such U.S. stockholder had in the Series A-4 Preferred Shares converted (but the tax basis will be reduced by that portion of adjusted tax basis in the Series A-4 Preferred Shares allocated to any fractional share of our common stock exchanged for cash) and, provided that the Series A-4 Preferred Shares were held as a capital asset, the holding period for the shares of our common stock received will include the holding period for the Series A-4 Preferred Shares converted. A U.S. stockholder will generally recognize gain or loss on the receipt of cash in lieu of a fractional share of our common stock in an amount equal to the difference between the amount of cash received and such U.S. stockholder’s adjusted tax basis in such fractional share.

If a conversion occurs when there is a dividend arrearage on the Series A-4 Preferred Shares and the fair market value of the shares of our common stock received exceeds the liquidation preference of the Series A-4 Preferred Shares, a portion of the shares of our common stock received might be treated as a dividend distribution taxable as ordinary income. A U.S. stockholder’s holding period for any shares of our common stock so treated would begin on the day following the day of receipt, and the U.S. stockholder’s tax basis for any such shares of our common stock would equal their fair market value on the day of receipt.

If we provide notice of our election to redeem the Series A-4 Preferred Shares, the redemption would be treated as a taxable disposition with the tax consequences described above under the heading “–Taxation of U.S. Stockholders – Sales of Shares.”

A Non-U.S. stockholder (as defined below) holding Series A-4 Preferred Shares generally will not recognize gain or loss upon the conversion of the Series A-4 Preferred Shares into shares of our common stock, provided the Series A-4 Preferred Shares do not constitute a United States real property interest (as defined under Section 897 of the Internal Revenue Code) or USRPI. Even if the Series A-4 Preferred Shares do constitute a USRPI, provided our common stock also constitutes a USRPI, a Non-U.S. stockholder generally will not recognize gain or loss upon a conversion of the Series A-4 Preferred Shares into shares of our common stock provided certain reporting requirements related to FIRPTA are satisfied. If the Series A-4 Preferred Shares do not constitute a USRPI and such requirements are not satisfied, however, a conversion of Series A-4 Preferred Shares for shares of our common stock will be treated as a taxable exchange. Such a taxable exchange will be subject to tax under FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type (e.g., an individual or a corporation, as the case may be) on the excess, if any, of the fair market value of such Non-U.S. stockholder’s shares of our common stock received over such Non-U.S. stockholder’s adjusted tax basis in its Series A-4 Preferred Shares. Collection of such tax will be enforced by a refundable withholding tax at a rate of 10% of the value of the shares of our common stock received. We do not expect that the Series A-4 Preferred Shares or shares of our common stock will constitute a USRPI. See the discussion above under the heading “– U.S. Taxation of Non-U.S. Stockholders – Sale of Common Stock.”

Taxation of U.S. Stockholders on Distributions on Series A-4 Preferred Shares

As used herein, the term “U.S. stockholder” means a beneficial owner of Series A-4 Preferred Shares that is (for U.S. federal income tax purposes):

•	a citizen or resident, as defined in Section 7701(b) of the Internal Revenue Code, of the United States;

•	a corporation or partnership, or other entity treated as a corporation or partnership for federal income tax purposes, created or organized under the laws of the United States, any state or the District of Columbia;

•	an estate the income of which is subject to federal income taxation regardless of its source; or

•	in general, a trust subject to the primary supervision of a United States court and the control of one or more United States persons.

The section above titled “– U.S. Taxation of Non-U.S. Stockholders” generally describes the tax treatment of distributions that are made in respect of our shares and the tax consequences that arise from the sale or other taxable disposition of our shares. The discussion below supplements the prospectus discussion with respect to an investment in our Series A-4 Preferred Shares.

Distributions Generally

In determining the extent to which a distribution will be treated as being made from our earnings and profits, our earnings and profits will be allocated, on a pro rata basis, first to distributions with respect to shares of our 7.125% Series A Preferred Stock, then to the Series A-4 Preferred Shares, and then to shares of our common stock. Therefore, depending on our earnings and profits, distributions with respect to the Series A-4 Preferred Shares (as compared to distributions with respect to shares of our common stock) are more likely to be treated as dividends than as return of capital or a distribution in excess of tax basis. For a discussion of the taxation of distributions on our shares generally, see “– Taxation of U.S. Stockholders – Distributions by Sun” above.

Backup Withholding and Information Reporting

Backup withholding at the applicable statutory rate, which is currently 28%, may apply when a U.S. stockholder receives dividends. See the discussion above under “– Information Reporting and Backup Withholding Tax Applicable to Stockholders.”

Taxation of Non-U.S. Stockholders

As used herein, the term “Non-U.S. stockholder” means a beneficial owner of Series A-4 Preferred Shares that is not a U.S. stockholder as described above. The section above titled “– U.S. Taxation of Non-U.S. Stockholders” generally describes the tax treatment of distributions that are made in respect of our shares held by a Non-U.S. stockholder and the tax consequences that arise from the sale or other taxable disposition of our shares by such a stockholder. The discussion below supplements that discussion with respect to a Non-U.S. stockholder’s investment in our Series A-4 Preferred Shares.

Backup Withholding and Information Reporting

Backup withholding (currently at a rate of 28%) generally will not apply to distributions made to a Non-U.S. stockholder with respect to the Series A-4 Preferred Shares, provided that we do not have actual knowledge or reason to know that the Non-U.S. stockholder is a U.S. person and the Non-U.S. stockholder has given us the certification described above under “– Information Reporting and Backup Withholding Tax Applicable to Stockholders – Non-U.S. Stockholders.” However, we generally will be required to report annually to the IRS and to a Non-U.S. stockholder (i) the amount of any dividends paid to the Non-U.S. stockholder, regardless of whether any tax was actually withheld and (ii) the amount of any tax withheld with respect to any dividends paid to the Non-U.S. stockholder. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement with the tax authorities of the country in which the Non-U.S. stockholder resides.

The gross proceeds from the sale or other disposition by a Non-U.S. stockholder of the Series A-4 Preferred Shares (including a conversion or redemption) may be subject to information reporting and backup withholding tax (currently at a rate of 28%). If a Non-U.S. stockholder sells or otherwise disposes of the Series A-4 Preferred Shares outside the United States through a non-U.S. office of a non-U.S. broker and the proceeds are paid to the Non-U.S. stockholder outside the United States, then the U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting, but not backup withholding, will apply to a payment of proceeds from the sale or other disposition by a Non-U.S. stockholder of the Series A-4 Preferred Shares, even if that payment is made outside the United States, if the Non-U.S. stockholder sells or otherwise disposes of the Series A-4 Preferred Shares through a non-U.S. office of a U.S. broker or a non-U.S. broker with certain connections to the United States, unless the broker has documentary evidence in its files that the Non-U.S. stockholder is not a U.S. person and certain other conditions are met, or the Non-U.S. stockholder otherwise establishes an exemption. If a Non-U.S. stockholder receives payments of the proceeds of a sale or other disposition of the Series A-4 Preferred Shares to or through a U.S. office of a broker, the payment is subject to both U.S. backup withholding and information reporting unless such stockholder provides an IRS Form W-8BEN (or other applicable form) certifying that the Non-U.S. stockholder is not a U.S. person or the Non-U.S. stockholder otherwise establishes an exemption, provided that the broker does not have actual knowledge or reason to know that the Non-U.S. stockholder is a U.S. person or the conditions of any other claimed exemption are not, in fact, satisfied. A Non-U.S. stockholder generally will be entitled to a credit or refund with respect to any amounts withheld under the backup withholding rules against such stockholder’s U.S. federal income tax liability, provided that the required information is furnished to the IRS in a timely manner. Non-U.S. stockholders should consult their tax advisors regarding the application of backup withholding and information reporting in their particular situation, the availability of an exemption therefrom, and the procedure for obtaining an exemption, if available.

Recent Tax Law Changes

Reporting and Withholding on Foreign Financial Accounts

On March 18, 2010, the Hiring Incentives to Restore Employment Act, or the HIRE Act, was signed into law. Certain provisions of this law known as The Foreign Account Tax Compliance Act (commonly referred to as “FATCA”) imposes a 30% U.S. federal withholding tax on dividends on, and gross proceeds from the sale or other disposition of, our capital stock to a foreign financial institution or non-financial foreign entity (whether such institution or entity is the beneficial owner or an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. tax authorities to collect and provide substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) and to withhold on certain payments, or otherwise complies with FATCA and any applicable inter-governmental agreements implementing FATCA, and (ii) in the case of a non-financial foreign entity, such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the substantial U.S. owners of the entity, which generally includes certain U.S. persons who directly or indirectly own more than 10% of the entity, or otherwise complies with FATCA and any applicable intergovernmental agreements implementing FATCA. Withholding under FATCA on dividends on our capital stock generally began after June 30, 2014, although under Notice 2014-33, the IRS will take into account the extent to which a withholding agent has made good faith efforts to comply with FATCA. Withholding on gross proceeds from the sale or other disposition of our capital stock generally is to begin after December 31, 2016. We will not pay any additional amounts to shareholders subject to withholding under FATCA. Under certain circumstances, an investor may be eligible for refunds or credits of any taxes imposed under FATCA. Prospective investors should consult their tax advisors regarding the effect, if any, of FATCA on their acquisition, ownership and disposition of our capital stock.

SELLING STOCKHOLDERS

	Beneficial Ownership Before Offering			Maximum Number of Shares of Securities Being Offered			Beneficial Ownership After Offering
Name of Selling Stockholder	Series A-4 Preferred Shares	Common Stock		Series A-4 Preferred Shares	Common Stock		Series A-4 Preferred Shares(1)	%(2)	Common Stock(1)	%(2)
Green Courte Real Estate Partners, LLC(3)	—	733,789	(4)(5)	—	733,789	(4)(5)	—	—	—	—
Green Courte Real Estate Partners Liquidating Trust(3)	—	64,874	(5)(6)	—	64,874	(5)(6)	—	—	—	—
Green Courte Real Estate Partners II, LLC(3)	3,101,821	3,700,522	(5)(7)	3,101,821	3,700,522	(5)(7)	—	—	—	—
GCP Fund II REIT, LLC(3)	2,448,286	2,920,844	(5)(8)	2,448,286	2,920,844	(5)(8)	—	—	—	—
GCP Fund II Ancillary Holding, LLC(3)	376,215	448,831	(5)(9)	376,215	448,831	(5)(9)	—	—	—	—
Green Courte Real Estate Partners III, LLC(3)	219,855	501,179	(5)(10)	219,855	501,179	(5)(10)	—	—	—	—
GCP Fund III REIT, LLC(3)	160,257	191,189	(5)(11)	160,257	191,189	(5)(11)	—	—	—	—
GCP Fund III Ancillary Holding, LLC(3)	24,117	28,772	(5)(12)	24,117	28,772	(5)(12)	—	—	—	—

Totals	6,330,551	8,590,000	(5)(13)	6,330,551	8,590,000	(5)(13)	—	—	—	—

(1)	Assumes the sale of all Registered Shares offered pursuant to this prospectus and no purchases of additional Series A-4 Preferred Shares, shares of common stock or any of our other securities.
(2)	Calculated based on Rule 13d-3 under the Exchange Act, based on 53,498,307 shares of common stock and 6,330,551 Series A-4 Preferred Shares outstanding as of March 31, 2015.
(3)	Amounts shown reflect the number of securities that are owned by Green Courte Real Estate Partners, LLC, Green Courte Real Estate Partners Liquidating Trust, Green Courte Real Estate Partners II, LLC, GCP Fund II REIT, LLC, GCP Fund II Ancillary Holding, LLC, Green Courte Real Estate Partners III, LLC, GCP Fund III REIT, LLC and GCP Fund III Ancillary Holding, LLC (collectively, the “Green Courte Selling Entities”). The indirect managing member of each of these entities is Green Courte Partners, LLC, which is wholly owned by Randall K. Rowe. James R. Goldman is the Vice Chairman of Green Courte Partners, LLC. As a result, each of Mr. Rowe and Mr. Goldman may be deemed to beneficially own the securities owned by the Green Courte Selling Entities. Each of Mr. Rowe and Mr. Goldman disclaims any beneficial ownership of such shares, except to the extent of his pecuniary interest therein. The extent of such pecuniary interest cannot be determined as of the date of this prospectus. Each of Mr. Rowe and Mr. Goldman individually owns 2,200 shares of our common stock. The address for the Green Courte Selling Entities is c/o Green Courte Partners, LLC, 840 South Waukegan Road, Suite 222, Lake Forest, Illinois 60045. Each of Mr. Rowe and Mr. Goldman has been appointed to serve on our board of directors until the next annual meeting of our shareholders or until his successor is duly elected and qualifies.
(4)	Includes (i) 460,423 shares of common stock that may be issued upon the exchange of common OP units issued to the selling stockholder in the Acquisition, and (ii) 273,366 shares of common stock that may be issued based on the initial conversion price upon the exchange of Series A-4 Preferred Units issued to the selling stockholder in the Acquisition, either directly or indirectly by first exchanging such Series A-4 Preferred Units for common OP units, which common OP units may then by exchanged for shares of common stock.
(5)	Each Series A-4 Preferred Share is initially convertible into approximately 0.4444 shares of common stock based on the initial conversion price. Each common OP unit is convertible into one share of common stock. Each Series A-4 Preferred Unit is initially exchangeable for approximately 0.4444 shares of common stock or common OP units based on the initial conversion price. The number of shares of common stock into which each Series A-4 Preferred Share is convertible and the number of shares of common stock or common OP units into which each Series A-4 Preferred Unit is exchangeable are subject to adjustment under certain circumstances. Accordingly, the number of shares of common stock issuable upon conversion of the Series A-4 Preferred Shares and exchange of the Series A-4 Preferred Units and beneficially owned and offered by the selling stockholders pursuant to this prospectus may increase or decrease from that set forth in the table.
(6)	Includes (i) 40,707 shares of common stock that may be issued upon the exchange of common OP units issued to the selling stockholder in the Acquisition, and (ii) 24,167 shares of common stock that may be issued based on the initial conversion price upon the exchange of Series A-4 Preferred Units issued to the selling stockholder in the Acquisition, either directly or indirectly by first exchanging such Series A-4 Preferred Units for common OP units, which common OP units may then by exchanged for shares of common stock.

(7)	Includes (i) 2,321,935 shares of common stock issued to the selling stockholder in the Acquisition; and (ii) 1,378,587 shares of common stock that may be issued upon the conversion of Series A-4 Preferred Shares issued to the selling stockholder in the Acquisition, based on the initial conversion price.
(8)	Includes (i) 1,832,717 shares of common stock issued to the selling stockholder in the Acquisition; and (ii) 1,088,127 shares of common stock that may be issued upon the conversion of Series A-4 Preferred Shares issued to the selling stockholder in the Acquisition, based on the initial conversion price.
(9)	Includes (i) 281,624 shares of common stock issued to the selling stockholder in the Acquisition; and (ii) 167,207 shares of common stock that may be issued upon the conversion of Series A-4 Preferred Shares issued to the selling stockholder in the Acquisition, based on the initial conversion price.
(10)	Includes (i) 164,577 shares of common stock issued to the selling stockholder in the Acquisition; (ii) 97,713 shares of common stock that may be issued upon the conversion of Series A-4 Preferred Shares issued to the selling stockholder in the Acquisition, based on the initial conversion price; (iii) 150,000 shares of common stock issued to the selling stockholder in the PIPE Transaction, and (iv) 88,889 shares of common stock that may be issued based on the initial conversion price upon the exchange of Series A-4 Preferred Units issued to the selling stockholder in the PIPE Transaction, either directly or indirectly by first exchanging such Series A-4 Preferred Units for common OP units, which common OP units may then by exchanged for shares of common stock. Does not include up to 450,000 shares of our common stock and up to 600,000 Series A-4 Preferred Units that are the subject of a purchase option by Green Courte Real Estate Partners III, LLC under a Subscription Agreement dated July 30, 2014 between it and us.
(11)	Includes (i) 119,964 shares of common stock issued to the selling stockholder in the Acquisition; and (ii) 71,225 shares of common stock that may be issued upon the conversion of Series A-4 Preferred Shares issued to the selling stockholder in the Acquisition, based on the initial conversion price.
(12)	Includes (i) 18,053 shares of common stock issued to the selling stockholder in the Acquisition; and (ii) 10,719 shares of common stock that may be issued upon the conversion of Series A-4 Preferred Shares issued to the selling stockholder in the Acquisition, based on the initial conversion price.
(13)	Includes (i) 501,130 shares of common stock that may be issued upon the exchange of common OP units issued to the selling stockholders in the Acquisition, (ii) 297,533 shares of common stock that may be issued based on the initial conversion price upon the exchange of Series A-4 Preferred Units issued to the selling stockholders in the Acquisition, either directly or indirectly by first exchanging such Series A-4 Preferred Units for common OP units, which common OP units may then by exchanged for shares of common stock, (iii) 4,738,870 shares of common stock issued to the selling stockholders in the Acquisition; (iv) 2,813,578 shares of common stock that may be issued upon the conversion of Series A-4 Preferred Shares issued to the selling stockholders in the Acquisition, based on the initial conversion price; (v) 150,000 shares of common stock issued to the selling stockholders in the PIPE Transaction, and (vi) 88,889 shares of common stock that may be issued based on the initial conversion price upon the exchange of Series A-4 Preferred Units issued to the selling stockholders in the PIPE Transaction, either directly or indirectly by first exchanging such Series A-4 Preferred Units for common OP units, which common OP units may then by exchanged for shares of common stock.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling Registered Shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their Registered Shares on any stock exchange, market or trading facility on which the Registered Shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately-negotiated transactions;

•	an underwritten offering;

•	short sales effected after the date of this prospectus;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	agreements with broker-dealers to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling stockholders may effect such transactions by selling their Registered Shares directly to purchasers, to or through broker-dealers, which may act as agents for the seller and buyer or principals, or to underwriters who acquire Registered Shares for their own account and resell them in one or more transactions. Such broker-dealers or underwriters may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders and/or the purchasers of the Registered Shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions) and such discounts, concessions, or commissions may be allowed or re-allowed or paid to dealers. Any public offering price and any discounts or concessions allowed or paid to dealers may be changed at different times.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of the Registered Shares, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Registered Shares in the course of hedging the positions they assume. The selling stockholders may also sell Registered Shares short and deliver these securities to close out their short positions, or loan or pledge the Registered Shares to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Registered Shares offered by this prospectus, which Registered Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the Registered Shares offered by them will be the purchase price of the Registered Shares less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Registered Shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the Registered Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the Registered Shares may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the Registered Shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the Registered Shares to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Registered Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Registered Shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the Registered Shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the Registered Shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which all of the Registered Shares are eligible for resale without restriction under Rule 144 of the Securities Act.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Jaffe, Raitt, Heuer & Weiss, Professional Corporation, Southfield, Michigan. Arthur A. Weiss is a member of our board of directors and a shareholder of Jaffe, Raitt, Heuer & Weiss, Professional Corporation. Ober, Kaler, Grimes & Shriver, a Professional Corporation, Baltimore, Maryland, will issue an opinion to us regarding certain matters of Maryland law, including the validity of the shares of common stock and Series A-4 Preferred Shares offered by this prospectus. DLA Piper LLP (US) will act as counsel to the selling stockholders.

EXPERTS

The audited consolidated financial statements, schedule and management’s assessment of the effectiveness of internal control over financial reporting of Sun Communities, Inc. incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus is a part have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The combined statements of revenues and certain operating expenses of Green Courte Communities for the years ended December 31, 2014 and 2013, incorporated in this prospectus by reference from Sun Communities, Inc.’s Current Report on Form 8-K/A filed on April 17, 2015 has been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated herein by reference (which report expresses an unmodified opinion and includes an emphasis-of-matter paragraph referring to the purpose of the statements), and is incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov. In addition, our common stock is listed on the NYSE and such reports, proxy statements and other information concerning us can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005. Additionally, we make these filings available, free of charge, through the Investors section of our website at www.suncommunities.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on the website listed above, except as described in the section titled “Incorporation of Certain Documents by Reference” below, is not, and should not be, considered part of this prospectus and is not incorporated by reference into this document.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered in connection with this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding us and the securities, please refer to the registration statement and the documents filed or incorporated by reference as exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, you should refer to the copy of such contract or document filed as an exhibit to or incorporated by reference in the registration statement. Each statement as to the contents of such contract or document is qualified in all respects by such reference. You may obtain copies of the registration statement and its exhibits from the SEC as indicated above or from us.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC prior to the termination of the offering under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (solely to the extent that such information set forth in any such document is filed with, as opposed to furnished to, the SEC under the Exchange Act):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed on March 2, 2015;

•	Our definitive proxy statement on Schedule 14A filed with the SEC on May 16, 2014;

•	Our Current Reports on Form 8-K and 8-K/A, as applicable, filed on January 12, 2015, April 2, 2015 and April 17, 2015;

•	The description of our common stock contained in the Registration Statement on Form 8-A filed November 23, 1993 (File No. 1-12616), including any amendment or report filed to update such description;

•	The description of our 7.125% Series A Cumulative Redeemable Preferred Stock contained in the Registration Statement on Form 8-A filed November 9, 2012 (File No. 001-12616), including any amendment or report filed to update such description;

•	The description of our 6.50% Series A-4 Cumulative Convertible Preferred Stock contained in the Registration Statement on Form 8-A filed January 7, 2015 (File No. 1-12616), including any amendment or report filed to update such description; and

•	The description of certain distribution rights associated with our common stock contained in the Registration Statement on Form 8-A filed June 3, 2008 (File No. 001-12616), including any amendment or report filed to update such description.

All documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus and a part hereof from the date of filing of these documents, and will update, supplement and supersede the information in this prospectus. Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of our Current Reports on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus. We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with this prospectus. We will provide this information upon written or oral request at no cost to the requester. You may request a copy of any of this information by writing us at the following address: Sun Communities, Inc., 27777 Franklin Road, Suite 200, Southfield, Michigan, 48034, Attention: Investor Relations; or by calling our Investor Relations Department at telephone number (248) 208-2500.

Part II

Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the expenses, other than underwriting discounts and commissions, payable in connection with the issuance and distribution of the securities being registered, all of which will be borne by the registrant.

SEC Registration Fee(1)	$—
Legal Fees and Expenses	$30,000
Accounting Fees and Expenses	$10,000
Printing and Other Miscellaneous Fees and Expenses	$5,000
Total	$45,000

(1)	A registration fee of $61,183.82 has been paid with respect to unsold shares of common stock and unsold Series A-4 Preferred Shares previously registered pursuant to the registrant’s registration statement on Form S-3 (Registration No. 333-181315) filed with the SEC on May 10, 2012 and a prospectus supplement filed with the SEC pursuant to Rule 424(b)(2) on January 7, 2015.

Item 15. Indemnification of Directors and Officers

Our charter authorizes us to obligate the company to indemnify our present and former directors and officers and to pay or reimburse expenses for such individuals in advance of the final disposition of a proceeding to the maximum extent permitted from time to time by Maryland law. Our bylaws obligate us to indemnify and advance expenses to present and former directors and officers to the maximum extent permitted by Maryland law. The Maryland General Corporation Law (“MGCL”) permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to the company in those capacities unless it is established that: (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding; and (a) was committed in bad faith or, (b) was the result of active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property, or services; or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

The MGCL permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except to the extent that: (i) it is proved that the person actually received an improper benefit or profit in money, property or services; or (ii) a judgment or other final adjudication is entered in a proceeding based on a finding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. Our charter contains a provision providing for elimination of the liability of our directors or officers to us or our stockholders for money damages to the maximum extent permitted by Maryland law.

The partnership agreement of the Operating Partnership also provides for indemnification of us and our officers and directors to the same extent indemnification is provided to our officers and directors in our charter, and limits our liability and the liability of our officers and directors to the Operating Partnership and its respective partners to the same extent the liability of our officers and directors to us and our stockholders is limited under our charter.

Item 16. Exhibits

Exhibit Number	Description	Method of Filing

3.1	Amended and Restated Articles of Incorporation of Sun Communities, Inc.	Incorporated by reference to Sun Communities, Inc.’s Registration Statement No. 33-69340

3.2	Articles Supplementary of Board of Directors of Sun Communities, Inc. Designating a Series of Preferred Stock	Incorporated by reference to Sun Communities, Inc.’s Current Report on Form 8-K dated September 29, 1999

3.3	Articles Supplementary, dated October 16, 2006	Incorporated by reference to Sun Communities, Inc.’s Current Report on Form 8-K dated October 16, 2006

3.4	Articles Supplementary of Board of Directors Classifying and Designating a Series of Preferred Stock as Junior Participating Preferred Stock and Fixing Distribution and Other Preferences and Rights of Such Series	Incorporated by reference to Sun Communities, Inc.’s Registration Statement on Form 8-A dated June 3, 2008

3.5	Articles of Amendment dated June 13, 1997	Incorporated by reference to Sun Communities, Inc.’s Registration Statement on Form 8-A dated November 9, 2012

3.6	Articles Supplementary designating 7.125% Series A Cumulative Redeemable Preferred Stock dated November 9, 2012	Incorporated by reference to Sun Communities, Inc.’s Registration Statement on Form 8-A dated November 9, 2012

3.7	Articles Supplementary canceling and reclassifying 9.125% Series A Cumulative Redeemable Perpetual Preferred Stock dated November 9, 2012	Incorporated by reference to Sun Communities, Inc.’s Current Report on Form 8-K dated November 9, 2012

3.8	Articles of Amendment dated July 24, 2013	Incorporated by reference to Sun Communities, Inc.’s Current Report on Form 8-K dated July 23, 2013

3.9	Articles Supplementary designating 6.50% Series A-4 Cumulative Convertible Preferred Stock dated November 25, 2014	Incorporated by reference to Sun Communities, Inc.’s Current Report on Form 8-K dated December 2, 2014

3.10	Second Amended and Restated Bylaws	Incorporated by reference to Sun Communities, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2014

4.1	Rights Agreement, dated as of June 2, 2008, between Sun Communities, Inc. and Computershare Trust Company, N.A., as Rights Agent	Incorporated by reference to Sun Communities, Inc.’s Registration Statement on Form 8-A dated June 3, 2008

4.2	First Amendment to Rights Agreement, dated July 30, 2014, by and between Sun Communities, Inc. and Computershare Trust Company, N.A.	Incorporated by reference to Sun Communities, Inc.’s Current Report on Form 8-K dated July 30, 2014

4.3	Form of certificate evidencing common stock	Incorporated by reference to Sun Communities, Inc.’s Registration Statement on Form 8-A dated November 9, 2012

4.4	Form of certificate evidencing 6.50% Series A-4 Cumulative Convertible Preferred Stock	Incorporated by reference to Sun Communities, Inc.’s Current Report on Form 8-K dated December 2, 2014

4.5	Registration Rights Agreement dated November 26, 2014, among Sun Communities, Inc. and the holders of Registrable Shares	Incorporated by reference to Sun Communities, Inc.’s Current Report on Form 8-K dated December 2, 2014

5.1	Opinion of Ober, Kaler, Grimes & Shriver, a Professional Corporation	Filed herewith

8.1	Opinion of Jaffe, Raitt, Heuer & Weiss, Professional Corporation, as to certain tax matters	Filed herewith

12.1	Calculation of Earnings to Combined Fixed Charges and Preferred Stock Distributions	Filed herewith

23.1	Consent of Grant Thornton LLP	Filed herewith

23.2	Consent of Deloitte & Touche LLP	Filed herewith

23.3	Consent of Ober, Kaler, Grimes & Shriver, a Professional Corporation	Included in Exhibit 5.1

23.4	Consent of Jaffe, Raitt, Heuer & Weiss, Professional Corporation	Included in Exhibits 5.2 and 8.1

24.1	Powers of Attorney	Incorporated by reference to the signature page hereto

Item 17. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table set forth in this registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on April 17, 2015.

SUN COMMUNITIES, INC., a Maryland corporation

By:	/s/ Karen J. Dearing
Karen J. Dearing, Executive Vice President, Chief Financial Officer, Treasurer, Secretary and Principal Financial and Accounting Officer

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Sun Communities, Inc. hereby constitutes and appoints Gary A. Shiffman and Karen J. Dearing, or either of them, such undersigned’s attorneys-in-fact and agents, with full power of substitution and resubstitution for the undersigned in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith or in connection with the registration of the shares of common stock under the Securities Act of 1933, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of such attorneys-in-fact and agents or their substitute or substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Gary A. Shiffman Gary A. Shiffman	Chief Executive Officer, Chairman of the Board of Directors and Principal Executive Officer	April 17, 2015

/s/ Karen J. Dearing Karen J. Dearing	Executive Vice President, Treasurer, Chief Financial Officer, Secretary and Principal Financial and Accounting Officer	April 17, 2015

/s/ Stephanie W. Bergeron Stephanie W. Bergeron	Director	April 17, 2015

/s/ James R. Goldman James R. Goldman	Director	April 17, 2015

/s/ Brian Hermelin Brian Hermelin	Director	April 17, 2015

/s/ Ronald A. Klein Ronald A. Klein	Director	April 17, 2015

/s/ Paul D. Lapides Paul D. Lapides	Director	April 17, 2015

/s/ Clunet R. Lewis Clunet R. Lewis	Director	April 17, 2015

/s/ Ronald L. Piasecki Ronald L. Piasecki	Director	April 17, 2015

/s/ Randall K. Rowe Randall K. Rowe	Director	April 17, 2015

/s/ Arthur A. Weiss Arthur A. Weiss	Director	April 17, 2015

INDEX TO EXHIBITS

Exhibit Number	Description	Method of Filing

3.1	Amended and Restated Articles of Incorporation of Sun Communities, Inc.	Incorporated by reference to Sun Communities, Inc.’s Registration Statement No. 69340

3.2	Articles Supplementary of Board of Directors of Sun Communities, Inc. Designating a Series of Preferred Stock	Incorporated by reference to Sun Communities, Inc.’s Current Report on Form 8-K dated September 29, 1999

3.3	Articles Supplementary, dated October 16, 2006	Incorporated by reference to Sun Communities, Inc.’s Current Report on Form 8-K dated October 16, 2006

3.4	Articles Supplementary of Board of Directors Classifying and Designating a Series of Preferred Stock as Junior Participating Preferred Stock and Fixing Distribution and Other Preferences and Rights of Such Series	Incorporated by reference to Sun Communities, Inc.’s Registration Statement on Form 8-A dated June 3, 2008

3.5	Articles of Amendment dated June 13, 1997	Incorporated by reference to Sun Communities, Inc.’s Registration Statement on Form 8-A dated November 9, 2012

3.6	Articles Supplementary designating 7.125% Series A Cumulative Redeemable Preferred Stock dated November 9, 2012	Incorporated by reference to Sun Communities, Inc.’s Registration Statement on Form 8-A dated November 9, 2012

3.7	Articles Supplementary canceling and reclassifying 9.125% Series A Cumulative Redeemable Perpetual Preferred Stock dated November 9, 2012	Incorporated by reference to Sun Communities, Inc.’s Current Report on Form 8-K dated November 9, 2012

3.8	Articles of Amendment dated July 24, 2013	Incorporated by reference to Sun Communities, Inc.’s Current Report on Form 8-K dated July 23, 2013

3.9	Articles Supplementary designating 6.50% Series A-4 Cumulative Convertible Preferred Stock dated November 25, 2014	Incorporated by reference to Sun Communities, Inc.’s Current Report on Form 8-K dated December 2, 2014

3.10	Second Amended and Restated Bylaws	Incorporated by reference to Sun Communities, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2014

4.1	Rights Agreement, dated as of June 2, 2008, between Sun Communities, Inc. and Computershare Trust Company, N.A., as Rights Agent	Incorporated by reference to Sun Communities, Inc.’s Registration Statement on Form 8-A dated June 3, 2008

4.2	First Amendment to Rights Agreement, dated July 30, 2014, by and between Sun Communities, Inc. and Computershare Trust Company, N.A.	Incorporated by reference to Sun Communities, Inc.’s Current Report on Form 8-K dated July 30, 2014

4.3	Form of certificate evidencing common stock	Incorporated by reference to Sun Communities, Inc.’s Registration Statement on Form 8-A dated November 9, 2012

4.4	Form of certificate evidencing 6.50% Series A-4 Cumulative Convertible Preferred Stock	Incorporated by reference to Sun Communities, Inc.’s Current Report on Form 8-K dated December 2, 2014

4.5	Registration Rights Agreement dated November 26, 2014, among Sun Communities, Inc. and the holders of Registrable Shares	Incorporated by reference to Sun Communities, Inc.’s Current Report on Form 8-K dated December 2, 2014

5.1	Opinion of Ober, Kaler, Grimes & Shriver, a Professional Corporation	Filed herewith

8.1	Opinion of Jaffe, Raitt, Heuer & Weiss, Professional Corporation, as to certain tax matters	Filed herewith

12.1	Calculation of Earnings to Combined Fixed Charges and Preferred Stock Distributions	Filed herewith

23.1	Consent of Grant Thornton LLP	Filed herewith

23.2	Consent of Deloitte & Touche LLP	Filed herewith

23.3	Consent of Ober, Kaler, Grimes & Shriver, a Professional Corporation	Included in Exhibit 5.1

23.4	Consent of Jaffe, Raitt, Heuer & Weiss, Professional Corporation	Included in Exhibits 5.2 and 8.1

24.1	Powers of Attorney	Incorporated by reference to the signature page hereto